SECURITIES AND EXCHANGE COMMISSION As filed with the Securities and Exchange Commission on February 6, 1996
                                              Registration No. 33-______
=============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                        ---------------------------
                                  FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                      COMPUTER SCIENCES CORPORATION
            (Exact name of registrant as specified in its charter)

                  Nevada                             95-2043126
     (State of incorporation or organization)     (I.R.S. Employer
                                                 Identification No.)

     2100 East Grand Avenue
     El Segundo, California                          90245
     (Address of principal executive offices)      (zip code)

                CSC OUTSOURCING, INC. CUTW HOURLY SAVINGS PLAN
                          (Full Title of the Plan)

                           HAYWARD D. FISK, ESQ.
                Vice President, General Counsel and Secretary
                      Computer Sciences Corporation
                          2100 East Grand Avenue
                      El Segundo, California  90245
                 (Name and Address of Agent For Service)

                              (310) 615-0311
         (Telephone Number, Including Area Code, of Agent For Service)

                      CALCULATION OF REGISTRATION FEE

                                     Proposed        Proposed
                                     Maximum         Maximum
                                     Offering        Aggregate    Amount of
Title of Securities   Amount to be   Price           Offering     Registration
to be Registered      Registered     Per Share       Price        Fee
-------------------   ------------   ---------    --------------  ------------
Common Stock,
par value $1.00(1)       10,000      $77.375(2)     $773,750.00    $266.81

(1) Including the associated preferred stock purchase rights. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 1, 1996.

                                  PART I

              INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.


                                  PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

  (1) the Annual Report of the Registrant on Form 10-K for the fiscal year ended March 31, 1995, as amended by Amendment No. 1 on Form 10-K/A filed on January 26, 1996;

  (2) the Annual Report of the CSC Outsourcing, Inc. CUTW Hourly Savings Plan on Form 11-K for the fiscal year ended December 31, 1995, filed concurrently herewith;

  (3) the Quarterly Reports of the Registrant on Form 10-Q for the fiscal quarters ended June 30, 1995 and September 29, 1995;

  (4) the description of the Common Stock contained in the Registration Statement of the Registrant on Form 10, as amended; and

  (5) the description of the rights to purchase preferred stock contained in the Registration Statement of the Registrant on Form 8-A, as amended.

All reports and other documents filed by the Registrant or the CSC Outsourcing, Inc. CUTW Hourly Savings Plan after the date hereof pursuant to Sections 13(a) or (c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 78.751 of the Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify any such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity therefor. Section 78.751 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

The Registrant's Restated Articles of Incorporation, as amended (the "Charter"), provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant, or is serving at the request of the Registrant as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, provided that with respect to any action, suit or proceeding initiated by a director or officer, the Registrant shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Registrant's Board of Directors or is a suit for enforcement of rights to indemnification or advancement of expenses in accordance with the procedure therefor prescribed in the Charter.

The Charter also provides that the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, provided that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under the Charter.

The Registrant has entered into Indemnification Agreements with each of its directors and officers pursuant to which it has indemnified them against expenses incurred in connection with any claims made against them as a result of any act, omission, neglect or breach of duty committed or suffered while acting as a director or officer of the Registrant, or while serving at the request of the Registrant as a director of officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. These Indemnification Agreements do not obligate the Registrant to make any payment in connection with a claim against a director or officer to the extent that: (a) payment is made under an insurance policy, (b) the director or officer is otherwise indemnified, (c) the claim is based upon the director or officer gaining any improper personal profit or advantage to which he or she is not legally entitled, (d) the claim is for an accounting of profits made from the purchase or sale by the director or officer of securities of the Registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or (e) the claim is brought about or contributed to by the dishonesty of the director or officer, but only if a judgment or other final adjudication adverse to the director or officer establishes that he or she committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated. The Indemnification Agreements provide that the costs and expenses incurred by directors and officers in defending or investigating any action, suit, proceeding or investigation will be paid by the Registrant in advance of the final disposition of the matter upon receipt of a written undertaking by or on behalf of the director or officer to repay any such amounts if it is ultimately determined that he or she is not entitled to indemnification under the Indemnification Agreement. No such advance will be made by the Registrant, however, if, within 60 days of a request for such an advance, a determination is reasonably made by the Board of Directors or independent legal counsel, based upon the facts known at the time, that it is more likely than not it will ultimately be determined that the director or officer is not entitled to indemnification under the Indemnification Agreement.

The Registrant currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with or as a consequence of certain actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Registrant.
Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1    CSC Outsourcing, Inc. CUTW Hourly Savings Plan

4.2 Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on November 21, 1988 (incorporated by reference to
Exhibit III(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989)

4.3 Amendment to Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on August 11, 1992 (incorporated by reference to Appendix B to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on August 10, 1992)

4.4 Bylaws of the Registrant, effective January 31, 1993 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995)

4.5 Amended and Restated Rights Agreement, effective October 30, 1995, by and between the Registrant and Chemical Mellon Shareholder Services, as successor Rights Agent (incorporated by reference to Exhibit 10.27 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 1995)

23.1   Consent of Deloitte & Touche LLP

24     Power of Attorney (included on pages 7 and 8 of this Registration
Statement)

The undersigned Registrant hereby undertakes to submit the CSC Outsourcing, Inc. CUTW Hourly Savings Plan, and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

  (a)  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 5th day of February, 1996.

                             COMPUTER SCIENCES CORPORATION


                             By/s/ VAN B. HONEYCUTT
                                   --------------------
                                   Van B. Honeycutt
                                   President and Chief Executive Officer


                             POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Van B. Honeycutt, Leon J. Level and Hayward D. Fisk, and each of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                    Title                       Date
       ---------                    -----                       ----
/s/ VAN B. HONEYCUTT      President, Chief Executive
Van B. Honeycutt          Officer and Director
                          (Principal Executive Officer)     February 5, 1996

/s/ LEON J. LEVEL         Vice President, Chief Financial
Leon J. Level             Officer and Director
                          (Principal Financial Officer)     February 5, 1996

/s/ DENIS M. CRANE        Vice President and Controller
Denis M. Crane           (Principal Accounting Officer)     February 5, 1996

       Signature                    Title                       Date
       ---------                    -----                       ----
/s/ WILLIAM R. HOOVER    Chairman of the Board
William R. Hoover                                           February 5, 1996

/s/ HOWARD P. ALLEN      Director
Howard P. Allen                                             February 5, 1996


/s/ IRVING W. BAILEY,II  Director
Irving W. Bailey, II                                        February 5, 1996

/s/ RICHARD C. LAWTON    Director
Richard C. Lawton                                           February 5, 1996

/s/ F. WARREN McFARLAN   Director
F. Warren McFarlan                                          February 5, 1996

/s/ JAMES R. MELLOR
James R. Mellor          Director                           February 5, 1996

/s/ ALVIN E. NASHMAN     Director
Alvin E. Nashman                                            February 5, 1996



The Plan. Pursuant to the requirements of the Securities Act of 1933, the Computer Sciences Corporation Retirement Plans Committee has duly caused this Registration Statement to be signed on behalf of the CSC Outsourcing, Inc. CUTW Hourly Savings Plan by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 5th day of February, 1996.

                             CSC OUTSOURCING, INC.
                             CUTW HOURLY SAVINGS PLAN


                             By/s/ LEON J. LEVEL
                                   -----------------------
                                   Leon J. Level, Chairman
                                   Computer Sciences Corporation
                                   Retirement Plans Committee

                                EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
4.1             CSC Outsourcing, Inc. CUTW Hourly Savings Plan

4.2 Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on November 21, 1988
                (incorporated by reference to Exhibit III(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989)

4.3             Amendment to Restated Articles of Incorporation of the
                Registrant filed with the Nevada Secretary of State on August
                11, 1992 (incorporated by reference to Appendix B to the Registrant's Proxy Statement for the Annual Meeting of
                Stockholders held on August 10, 1992)

4.4             Bylaws of the Registrant, effective January 31, 1993
                (incorporated by reference to Exhibit 3.3 to the Registrant's
                Annual Report on Form 10-K for the fiscal year ended March 31,
                1995)

4.5             Amended and Restated Rights Agreement, effective October 30,
                1995, by and between the Registrant and Chemical Mellon
                Shareholder Services, as successor Rights Agent (incorporated by reference to Exhibit 10.27 to the Registrant's Quarterly
                Report on Form 10-Q for the fiscal quarter ended September 29,
                1995)

23.1            Consent of Deloitte & Touche LLP

24 Power of Attorney (included on pages 7 and 8 of this Registration Statement)


                                  Exhibit 4.1







                              CSC OUTSOURCING INC
                            CUTW HOURLY SAVINGS PLAN






                            Effective August 5, 1995

                              TABLE OF CONTENTS

                                                                   Page
                                                                   ----
Article 1.  Definitions ...........................................  1
   1.01     Accounts ..............................................  1
   1.02     Actual Deferral Percentage ............................  1
   1.03     Actual Deferral Ratio .................................  1
   1.04     Adjustment Factor .....................................  1
   1.05     Affiliated Employer ...................................  2
   1.06     Allotments ............................................  2
   1.07     Beneficiary ...........................................  2
   1.08     Board of Directors ....................................  2
   1.09     Break in Service ......................................  2
   1.10     Code ..................................................  2
   1.11     Company ...............................................  2
   1.12     Company Matching Contributions ........................  2
   1.13     Compensation ..........................................  2
   1.14     Disability or Disabled ................................  3
   1.15     Earnings ..............................................  3
   1.16     Effective Date ........................................  3
   1.17     Eligible Employee .....................................  3
   1.18     Employee ..............................................  3
   1.19     Employee Benefits Committee ...........................  3
   1.20     Employer ..............................................  3
   1.21     Enrollment Date .......................................  3
   1.22     ERISA .................................................  3
   1.23     Highly Compensated Employee ...........................  4
   1.24     Hour of Service .......................................  5
   1.25     Investment Funds ......................................  6
   1.26     Leased Employee .......................................  6
   1.27     Leave of Absence ......................................  6
   1.28     Matching Contributions Account ........................  6
   1.29     Maximum Compensation Limitation .......................  6
   1.30     Non-Highly Compensated Employee .......................  7
   1.31     Normal Retirement Age .................................  7
   1.32     Parental Leave ........................................  7
   1.33     Participant ...........................................  7
   1.34     Plan ..................................................  7
   1.35     Plan Administrator ....................................  7
   1.36     Plan Year .............................................  7
   1.37     Prior Employer ........................................  7
   1.38     Prior Plan ............................................  7
   1.39     Qualified Domestic Relations Order ....................  8
   1.40     Qualified Nonelective Contributions ...................  8

                                                                   Page
                                                                   ----
   1.41     Regular Savings Account ...............................  8
   1.42     Regular Savings Allotments ............................  8
   1.43     Rollover Contributions ................................  8
   1.44     Rollover Contributions Account ........................  8
   1.45     Savings Plus Account ..................................  8
   1.46     Savings Plus Allotments ...............................  9
   1.47     Section 414(s) Compensation ...........................  9
   1.48     Section 415 Compensation ..............................  9
   1.49     Spousal Consent .......................................  9
   1.50     Trust ................................................. 10
   1.51     Trustee ............................................... 10
   1.52     Union ................................................. 10
   1.53     Valuation Date ........................................ 10
   1.54     Vested Portion ........................................ 10
   1.55     Year of Eligibility Service ........................... 10

Article 2.  Eligibility and Participation ......................... 10
   2.01     Eligibility ........................................... 10
   2.02     Participation ......................................... 10
   2.03     Reemployment of Former Employees and Former
              Participants ........................................ 11
   2.04     Transferred Participants .............................. 11
   2.05     Termination of Participation .......................... 11

Article 3.  Contributions ......................................... 11
   3.01     Savings Plus Allotments ............................... 11
   3.02     Regular Savings Allotments ............................ 12
   3.03     Change in Contributions ............................... 12
   3.04     Suspension of Contributions ........................... 13
   3.05     Company Matching Contributions ........................ 13
   3.06     Rollover Contributions ................................ 13
   3.07     Section 402(g) Limitation on Savings Plus Allotments .. 14
   3.08     Section 401(k) Limitation on Savings Plus Allotments
              (Actual Deferral Percentage Test) ................... 15
   3.09     Additional Discrimination Testing Provisions .......... 17
   3.10     Maximum Annual Additions Limitation ................... 17
   3.11     Return of Contributions ............................... 18

Article 4.  Investment of Contributions ........................... 18
   4.01     Investment of Participants' Prior Plan Accounts ....... 18
   4.02     Investment of Participants' Allotments ................ 19

                                                                   Page
                                                                   ----
   4.03     Investment Changes .................................... 19
   4.04     Responsibility for Investments ........................ 20

Article 5.  Valuation of Accounts ................................. 20
   5.01     Valuation of the Investment Funds ..................... 20
   5.02     Discretionary Power of the Employee Benefits Committee  20
   5.03     Statement of Accounts ................................. 21

Article 6.  Vested Portion of Accounts ............................ 21
   6.01     Savings Plus, Regular Savings, Matching
              Contributions and Rollover Contributions Accounts ... 21

Article 7.  Withdrawals While Still Employed ...................... 21
   7.01     Procedures and Restrictions ........................... 21
   7.02     Regular Withdrawals ................................... 21
   7.03     Age 59 1/2 Withdrawals ................................ 22
   7.04     Hardship Withdrawals .................................. 22
   7.05     Participant Loans ..................................... 23

Article 8.  Distribution of Accounts Upon Termination Of Employment 25
   8.01     Eligibility ........................................... 25
   8.02     Amount of Distribution ................................ 25
   8.03     Form of Distribution .................................. 26
   8.04     Election of Annuity Form of Distribution .............. 26
   8.05     Method of Payment for Eligible Rollover Distributions . 27
   8.06     Timing of Distribution ................................ 29
   8.07     Status of Accounts Pending Distribution ............... 30

Article 9.  Administration of the Plan ............................ 31
   9.01     Appointment of Employee Benefits Committee ............ 31
   9.02     Duties of Employee Benefits Committee ................. 31
   9.03     Meetings .............................................. 31
   9.04     Action of Majority .................................... 31
   9.05     Compensation and Bonding .............................. 31
   9.06     Establishment of Rules ................................ 32
   9.07     Manner of Administering ............................... 32
   9.08     Prudent Conduct ....................................... 32
   9.09     Service In More Than One Fiduciary Capacity ........... 32
   9.10     Limitation of Liability ............................... 32
   9.11     Indemnification ....................................... 32

                                                                   Page
                                                                   ----
   9.12     Expenses of Administration ............................ 33
   9.13     Claims and Review Procedures .......................... 33

Article 10. Management of Funds ................................... 34
  10.01     The Trustee ........................................... 34
  10.02     Exclusive Benefit Rule ................................ 34
  10.03     Appointment of Investment Manager ..................... 35

Article 11.  Amendment, Merger and Termination .................... 35
  11.01     Amendment of the Plan ................................. 35
  11.02     Merger or Consolidation ............................... 35
  11.03     Termination of the Plan ............................... 35

Article 12. General Provisions .................................... 36
  12.01     Nonalienation; Qualified Domestic Relations Orders .... 36
  12.02     Conditions of Employment Not Affected by Plan ......... 36
  12.03     Facility of Payment ................................... 36
  12.04     Information ........................................... 37
  12.05     Proof of Death and Right of Beneficiary or Other Person 37
  12.06     Failure to Locate Recipient ........................... 37
  12.07     Action by the Board of Directors ...................... 38
  12.08     Construction .......................................... 38

Appendix A. Maximum Annual Additions Limitation ................... 40
   A.01     Definitions ........................................... 40
   A.02     Maximum Annual Additions Limitation ................... 42
   A.03     Participant in a Defined Benefit Plan ................. 43


                              PREAMBLE TO THE
                            CSC OUTSOURCING INC
                          CUTW HOURLY SAVINGS PLAN

Computer Sciences Corporation (the "Company") is the successor employer for certain employees of Southern New England Telephone ("SNET") who are represented by the Connecticut Union of Telephone Workers, Inc. (referred to as the "Union Employees"). The Union Employees were eligible to participate in the SNET Bargaining Unit Retirement Savings Plan (the "Prior Plan"), which is maintained by SNET. Effective August 5, 1995, the Prior Plan's assets and liabilities with respect to the Union Employees were spun off to the CSC Outsourcing Inc. CUTW Hourly Savings Plan (the "Plan"). The terms of the Plan are effective August 5, 1995.

                             CSC OUTSOURCING INC
                           CUTW HOURLY SAVINGS PLAN


                           Effective August 5, 1995

Article 1.  Definitions

The following words and phrases, when used in the Plan with an initial capital letter, shall have the following meanings, unless the context clearly indicates otherwise:

1.01 "Accounts" means the Regular Savings Account, Savings Plus Account, Matching Contributions Account and Rollover Contributions Account of any Participant.

1.02 "Actual Deferral Percentage" means, with respect to a specified group of Eligible Employees, the average of the Actual Deferral Ratios for that group of Eligible Employees. An Actual Deferral Percentage shall be separately calculated each Plan Year for (a) the group of Eligible Employees who are Highly Compensated Employees, and (b) the group of Eligible Employees who are Non-Highly Compensated Employees.

1.03 "Actual Deferral Ratio" means, with respect to an Eligible Employee, the ratio of:

    (a) The amount of Savings Plus Allotments made on behalf of the Eligible Employee pursuant to Section 3.01 for that Plan Year (including Savings Plus Allotments returned to a Highly Compensated Employee pursuant to Section 3.07(c) and Savings Plus Allotments returned to any Eligible Employee pursuant to Section 3.07(d)), if any, to

    (b) The Eligible Employee's Section 414(s) Compensation for that Plan Year, provided that upon direction of the Employee Benefits Committee, Section 414(s) Compensation for a Plan Year shall only be counted if received during the period the Eligible Employee is, or is eligible to become, a Participant.

An Eligible Employee's Actual Deferral Ratio shall be rounded to the nearest one-one-hundredth of one percent of the Eligible Employee's Section 414(s) Compensation.

1.04 "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code applied to such items and in such manner as the Secretary shall provide.


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1.05  "Affiliated Employer" means any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) with the Employer; any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of Sections 1.26(b) and 3.10, the definitions in Sections 414(b) and 414(c) of the Code shall be modified as provided in
Section 415(h) of the Code.

1.06 "Allotments" means, with respect to a Participant, the Participant's Savings Plus Allotments and Regular Savings Allotments.

1.07 "Beneficiary" means any person, persons or entity named by a Participant by written designation filed with the Employee Benefits Committee to receive benefits payable in the event of the Participant's death. However, if the Participant is married, his spouse shall be deemed to be the Beneficiary unless or until he elects another Beneficiary by a written designation filed with the Employee Benefits Committee. Any such designation shall not be effective without Spousal Consent. If no such designation is in effect at the time of death of the Participant, or if no person, persons or entity so designated shall survive the Participant, the Participant's estate shall be deemed to be the Beneficiary.

1.08  "Board of Directors" means the Board of Directors of the Company.

1.09 "Break in Service" means any Plan Year in which an Employee completes less than 501 Hours of Service.

1.10 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

1.11 "Company" means Computer Sciences Corporation and any successor by merger, purchase or otherwise, with respect to its employees.

1.12 "Company Matching Contributions" means contributions made by the Company to the Plan on behalf of Participants, pursuant to Section 3.05.

1.13 "Compensation" means the base bi-weekly rate of pay and success sharing awards earned by an Eligible Employee while he is a Plan Participant during a Plan Year for services rendered to the Employer, determined prior to any reduction pursuant to Section 3.01 or pursuant to a cafeteria plan as described in Section 125 of the Code, and excluding shift differential payments, bonuses, commissions, overtime pay, fringe benefits, living or other allowances, imputed life insurance and all other forms of special pay.


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Compensation shall not, for Plan purposes, exceed the Maximum Compensation
Limitation.

1.14 "Disability" or "Disabled" means the total and permanent physical or mental disability of an individual, evidenced by an inability to engage in any substantial gainful activity, as determined by the Employee Benefits Committee.

1.15 "Earnings" means the amount of income, gains and losses to be returned with any excess deferrals or excess contributions under Sections 3.07 or 3.08 as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Sections 402(g) and 401(k) of the Code.

1.16  "Effective Date" means August 5, 1995.

1.17  "Eligible Employee" means an Employee who is:

    (a)  A member of the Connecticut Union of Telephone Workers, Inc.;

    (b) Not subject to the agreement between the Unregulated Conference Service and the Connecticut Union of Telephone Workers, Inc.; and

    (c)  Not a Leased Employee.

1.18 "Employee" means any person receiving compensation for services rendered to the Employer or an Affiliated Employer, which compensation is subject to withholding of income tax and/or for whom Social Security contributions are made by the Employer or an Affiliated Employer, including any Leased Employee but excluding any person who serves solely as a director or independent contractor.

1.19  "Employee Benefits Committee" means the committee appointed pursuant to
Article 9.


1.20 "Employer" means the Company and any Affiliated Employer that is a party to the collective bargaining agreement with the Union.

1.21 "Enrollment Date" means the Effective Date and the first day of the first payroll period of any calendar month thereafter as of which an Employee who has met the Plan's eligibility requirements elects to commence participation in the Plan.

1.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.


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1.23  "Highly Compensated Employee" means any Employee of the Employer or an
Affiliated Employer (whether or not eligible for participation in the Plan) who satisfies one or more of the following criteria:

    (a) During the current Plan Year or the preceding Plan Year, the Employee was at any time a 5% owner of the Employer or an Affiliated Employer.

    (b)  During the preceding Plan Year, the Employee received:

      (i) Section 415 Compensation in excess of $75,000 multiplied by the Adjustment Factor;

      (ii) Section 415 Compensation in excess of $50,000 multiplied by the Adjustment Factor and was among the highest 20% of Employees for that year when ranked by Section 415 Compensation paid for that year excluding, for purposes of determining the number of such Employees, such Employees as the Company may determine on a consistent basis pursuant to Section 414(q)(8) of the Code; or

      (iii) Section 415 Compensation greater than 50% of the dollar limitation on maximum benefits under Section 415(b)(1)(A) of the Code for such Plan Year and was at any time an officer of the Employer or an Affiliated Employer (subject to the limitations of Section 414(q)(5) of the Code).

    (c)  During the current Plan Year, the Employee meets the criteria under
Section 1.23(b)(i), (ii) or (iii) and is one of the 100 highest-paid Employees of the Employer or an Affiliated Employer.

    (d) A former Employee who separated from service prior to the current Plan Year and who was a 5 percent owner for either (i) the year he separated from service or (ii) any Plan Year ending on or after the date the Employee attains age 55.

    (e) Notwithstanding the foregoing, Employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section 1.23.

    (f) The Employee Benefits Committee may elect to determine the status of Highly Compensated Employees under the snapshot method described in IRS Revenue Procedure 93-42, and/or to the extent permitted under regulations, on a current calendar year basis.

    (g) For purposes of this Section 1.23, Section 415 Compensation is modified to include Savings Plus Allotments and amounts contributed on behalf of a


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Participant on a salary reduction basis to a cafeteria plan described in
Section 125 of the Code.

    (h) The provisions of this Section 1.23 shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this
Section 1.23 inconsistent therewith.

1.24 "Hour of Service" means, with respect to an Employee for any applicable computation period:

    (a) Each hour for which the Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Employer;

    (b) Each hour for which the Employee is paid or entitled to payment by the Employer or an Affiliated Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or Leave of Absence, but not more than 501 hours for any single continuous period;

    (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made; and

    (d) Solely for purposes of determining whether the Employee has incurred a Break in Service under the Plan, each hour for which the Employee would normally be credited under paragraph (a) or (b) above during a period of Parental Leave but not more than 501 hours for any single continuous period. However, the number of hours credited to the Employee under this paragraph (d) during the computation period in which the Parental Leave began, when added to the hours credited to the Employee under paragraphs (a) through (c) above during that computation period, shall not exceed 501. If the number of hours credited under this paragraph (d) for the computation period in which the Parental Leave began is zero, the provisions of this paragraph (d) shall apply as though the Parental Leave began in the immediately following computation period.

No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws. Hours of Service are also not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. The Hours of Service


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credited shall be determined as required by Title 29 of the Code of Federal
Regulations, Section 2530.200b-2(b) and (c).

1.25 "Investment Funds" means the separate funds, as authorized by the Company from time to time, in which contributions to the Plan may be invested in accordance with Article 4.

1.26 "Leased Employee" means any person (other than a person described in Section 414(n)(5) of the Code) who is not otherwise an Employee of the Employer or an Affiliated Employer and who provides services to the Employer or an Affiliated Employer (the "Recipient") if:

    (a) Such services are provided pursuant to an agreement between the Recipient and a "leasing organization";

    (b) Such person has performed such services for the Recipient (or the Recipient and the Employer or an Affiliated Employer) on a substantially full-time basis for a period of at least one year; and

    (c) Such services are of a type historically performed, in the business field of the Recipient, by Employees.

1.27 "Leave of Absence" means an absence authorized by the Company under its standard personnel practices as applied in a uniform and non-discriminatory manner to all persons similarly situated, including, without limitation, an absence for the birth, adoption or placement of a child, to care for a spouse or an immediate family member with a serious illness or for the Employee's own illness pursuant to the Family and Medical Leave Act of 1993 and its regulations.

1.28 "Matching Contributions Account" means the account into which shall be credited Company Matching Contributions made by the Employer on behalf of a Participant pursuant to Section 3.05 and assets transferred to the Plan on behalf of a Participant from his "Account" due to Company Matching Contributions under the Prior Plan, plus earnings on all of the foregoing.

1.29 "Maximum Compensation Limitation" means $150,000 per year. If for any calendar year, the cost-of-living adjustment described in the following sentence is equal to or greater than $10,000, then the Maximum Compensation Limitation (as previously adjusted hereunder) for any Plan Year beginning in any subsequent calendar year shall be increased by the amount of such cost-of-living adjustment, rounded to the next lowest multiple of $10,000. The cost-of-living adjustment shall equal the excess of (i) $150,000 increased by the adjustment made under Section 415(d) of the Code for the calendar year, except that the base period for purposes of Section 415(d)(1)(A) of the Code shall be the calendar quarter beginning October 1, 1993, over (ii) the Maximum Compensation Limitation in effect for the Plan Year beginning in the calendar year.


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In determining a Participant's compensation for purposes of the Maximum
Compensation Limitation, if any individual is a member of the family of a 5-percent owner or of a Highly Compensated Employee who is in the group consisting of the 10 individuals paid the greatest compensation during the year, then (i) such individual shall not be considered as a separate employee and (ii) any compensation paid to such individual (and any applicable benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the 5-percent owner or Highly Compensated Employee; provided, however, that for purposes of this Section 1.29, the term "family" shall include only the Participant's spouse and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of the foregoing family aggregation rules, the Maximum Compensation Limitation is exceeded, then the limit shall be prorated among the affected individuals in proportion to each such individual's compensation as determined prior to the application of the Maximum Compensation Limitation.

1.30 "Non-Highly Compensated Employee" means an individual who is not a Highly Compensated Employee.

1.31  "Normal Retirement Age" means the date the Employee attains age 65.

1.32 "Parental Leave" means a period in which an Employee is absent from work immediately following his or her active employment due to the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the Employee's adoption of the child, or the Employee's caring for the child for a period beginning immediately following the birth or placement for adoption. Such a leave shall be subject to verification by the Employee Benefits Committee.

1.33 "Participant" means any person included for participation in the Plan as provided in Article 2 and who continues to be entitled to benefits under the Plan.

1.34 "Plan" means the CSC Outsourcing Inc. CUTW Hourly Savings Plan as set forth in this document, or as amended from time to time.

1.35  "Plan Administrator" means the Employee Benefits Committee.

1.36  "Plan Year" means the 12-month period beginning on any January 1.

1.37  "Prior Employer" means The Southern New England Telephone Company.

1.38  "Prior Plan" means the SNET Bargaining Unit Retirement Savings Plan.


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1.39  "Qualified Domestic Relations Order" means a judgment, decree, or order issued by a court of competent jurisdiction which:

    (a) Creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, former spouse, child or dependent;

    (b)  Is made pursuant to a State domestic relations law;

    (c) Does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

    (d) Otherwise meets the requirements of Section 206(d) of ERISA as determined by the Employee Benefits Committee.

1.40 "Qualified Nonelective Contributions" means contributions which may be made by the Employer in accordance with Section 3.08(d)(ii). The Qualified Nonelective Contributions shall be 100% nonforfeitable when made and shall be available for withdrawal pursuant to Section 7.03 and Article 8 only.

1.41 "Regular Savings Account" means the account into which shall be credited a Participant's Regular Savings Allotments under the Plan and assets transferred to the Plan on behalf of the Participant from his "Account" due to Regular Savings Allotments under the Prior Plan, plus earnings on all of the foregoing.

1.42 "Regular Savings Allotments" means all amounts contributed on behalf of a Participant pursuant to Section 3.02.

1.43 "Rollover Contributions" means all amounts contributed by or on behalf of a Participant (or Eligible Employee) pursuant to Section 3.06.

1.44 "Rollover Contributions Account" means the account into which shall be credited the Rollover Contributions made by or on behalf of a Participant (or Eligible Employee) under the Plan pursuant to Section 3.06, together with assets transferred to the Plan on behalf of the Participant from his "Account" due to Rollover Contributions under the Prior Plan, plus earnings on all of the foregoing.

1.45 "Savings Plus Account" means the account into which shall be credited a Participant's Savings Plus Allotments under the Plan and assets transferred to the Plan on behalf of the Participant from his "Account" due to Savings Plus Allotments under the Prior Plan, plus earnings on all of the foregoing.


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1.46  "Savings Plus Allotments" means all amounts contributed on behalf of a
Participant pursuant to Section 3.01.

1.47 "Section 414(s) Compensation" means Section 415 Compensation. However, upon direction of the Employee Benefits Committee, Section 414(s) Compensation for a Plan Year may be modified to exclude all or any portion of the items described in Section 1.414(s)-1(c)(3) of the Income Tax Regulations, include Savings Plus Allotments and amounts contributed on behalf of a Participant on a salary reduction basis to a cafeteria plan described in Section 125 of the Code, and/or exclude all or any portion of the items described in Section 1.414(s)-1(d)(2)(ii) of the Income Tax Regulations. Section 414(s) Compensation shall not exceed the Maximum Compensation Limitation.

1.48 "Section 415 Compensation" means wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer or an Affiliated Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding:

    (a) Company contributions to the Plan or to any other plan of deferred compensation maintained by the Employer or an Affiliated Employer;

    (b)  Amounts realized from the exercise of a non-qualified stock option;

    (c) Amounts realized when restricted stock is no longer subject to substantial risk of forfeiture;

    (d) Amounts realized from the disposition of stock acquired under a qualified stock option; and

    (e)  Other amounts that receive special tax benefits.

1.49 "Spousal Consent" means written consent given by a Participant's spouse to an election made by the Participant of a specified form of benefit or a designation by the Participant of a specified Beneficiary other than the spouse. That consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Participant's election. The requirement for spousal consent may be waived by the Employee Benefits Committee if it is established to its satisfaction that there is no spouse, or that the spouse cannot be located, or because of such other circumstances as may be established by applicable law. Spousal Consent shall be applicable only to the particular spouse who provides such consent.


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1.50  "Trust" means the fund established by the Company to hold and invest the assets of the Plan.

1.51 "Trustee" means the bank, trust company or individuals selected by the Company to take custody of the assets of the Plan.

1.52  "Union" means the Connecticut Union of Telephone Workers, Inc.

1.53  "Valuation Date" means the last day of each calendar month.

1.54 "Vested Portion" means the portion of the Accounts in which the Participant has a nonforfeitable interest, as provided in Article 6.

1.55 "Year of Eligibility Service" means, with respect to an Employee, the twelve-month period beginning on the first date as of which the Employee is credited with an Hour of Service, and any anniversaries of that date, in which the Employee first completes at least 1,000 Hours of Service. For purposes of this Section 1.55, an Employee shall be credited with 45 Hours of Service for each calendar week for which the Employee completes at least one Hour of Service.


Article 2  Eligibility and Participation

2.01  Eligibility

    (a) Each Eligible Employee who is a participant in the Prior Plan on August 4, 1995, shall be a Participant in the Plan as of August 5, 1995.

    (b) Each other Eligible Employee shall be eligible to become a Participant in the Plan provided that the Eligible Employee:

      (i) Was a Participant in the Computer Sciences Corporation Matched Asset Plan; or

      (ii)  Has completed one Year of Eligibility Service.

2.02  Participation

An Employee who is eligible to become a Plan Participant in accordance with
Section 2.01 shall become a Participant as of the first Enrollment Date after the date he files with the Employer, within the time period established by the Employee Benefits Committee, an enrollment form as prescribed by the Employee Benefits Committee which shall authorize the Employer to make Savings Plus Allotments and/or Regular Savings Allotments on his behalf in accordance with
Section 3.01 or 3.02, respectively.


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2.03  Reemployment of Former Employees and Former Participants

    (a) Any person reemployed by the Employer as an Eligible Employee who was previously a Participant or who was previously eligible to become a Participant, shall be immediately eligible to become a Participant in the Plan upon the filing of an enrollment form in accordance with Section 2.02.

    (b) Each other person reemployed by the Employer as an Eligible Employee shall be eligible to become a Participant in the Plan upon satisfying the requirements of Section 2.01(b) and the filing of an enrollment form in accordance with Section 2.02.

2.04  Transferred Participants

    (a) A Participant who remains in the employ of the Employer or an Affiliated Employer, but ceases to be an Eligible Employee, shall continue to be a Participant in the Plan, but shall not be eligible to make Allotments or receive allocations of Company Matching Contributions while his employment status is other than as an Eligible Employee.

    (b) An employee who transfers from a non-covered status or an Affiliated Employer and becomes an Eligible Employee shall be eligible to participate int he Plan on any Enrollment Date that coincides with or next follows (i) the date he completes a Year of Eligibility Service, or (ii) the date he becomes an Eligible Employee, whichever occurs later.

2.05  Termination of Participation

An Eligible Employee's participation in the Plan shall terminate on the date he terminates employment with the Employer and all Affiliated Employers unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when those benefits are distributed to him.

Article 3  Contributions

3.01  Savings Plus Allotments

    (a)  A Participant may elect on his application filed in accordance with
Section 2.02 to reduce his Compensation payable while he is a Participant by not less than 1% and not more than 16%, in multiples of 1%. The Participant's election shall be effective as of the first day of the first payroll period in the month, or the second month if the Participant's application is not filed within the time prescribed by the Employee Benefits Committee, following the month in which the Participant files his application with the Employer.

    (b) The amount elected by a Participant in accordance with Section 3.01(a) shall be contributed to the Plan by the Employer on behalf of the Participant as Savings Plus Allotments as of the next business day following the payroll date with respect to which such amounts are deferred. The Savings Plus Allotments shall be credited to the Participant's Savings Plus Account.

3.02  Regular Savings Allotments

    (a)  A Participant may elect on his application filed in accordance with
Section 2.02 to make after-tax Allotments under this Section 3.02 whether or not he has elected to have Savings Plus Allotments made on his behalf pursuant to Section 3.01. The amount of Regular Savings Allotments shall be at least 1% and not more than 16% of his Compensation while a Participant, in multiples of 1%; provided, however, if the Participant has made an election under
Section 3.01, the maximum percentage of Compensation which the Participant may elect to contribute under this Section 3.02 shall be equal to the excess of 16% over the percentage elected by the Participant under Section 3.01. The Participant's election shall be effective as of the first day of the first payroll period in the month, or the second month if the Participant's application is not filed within the time prescribed by the Employee Benefits Committee, following the month in which the Participant files his application with the Employer.

    (b) The Regular Savings Allotments of a Participant shall be made through payroll deductions and shall be paid to the Plan by the Employer on behalf of the Participant as of the next business day following the payroll date with respect to which such amounts are contributed. The Regular Savings Allotments shall be credited to the Participant's Regular Savings Account.

3.03  Change in Contributions

The percentage of Compensation designated as Allotments by a Participant under Sections 3.01 and 3.02 shall automatically apply to increases and decreases in the Participant's Compensation. Subject to the provisions of Sections 3.01 and 3.02, a Participant may change the percentage of his authorized Allotments no more than once every calendar month by giving such advance notice as is required by the Employee Benefits Committee. The changed percentage shall become effective as of the first day of a payroll period after the expiration of the notice period.

3.04  Suspension of Contributions

    (a) A Participant may revoke his election under Sections 3.01 and 3.02 at any time by giving advance written notice of such intent as is required by the Employee Benefits Committee. The revocation shall become effective as of the first day of the first payroll period of the month that follows receipt of the written notice.

    (b)  A Participant who has revoked his election under Sections 3.01 and
3.02 may apply to the Employer to have his Allotments resumed in accordance with Sections 3.01 and 3.02 as of the first day of any payroll period following the one month anniversary of the revocation by giving advance written notice of such intent as is required by the Employee Benefits Committee.

3.05  Company Matching Contributions

    (a) For each calendar month, the Employer shall contribute to the Plan, on behalf of each of the Participants who elected to make Allotments in an amount equal to 66 % of the first 1% to 6% of Compensation contributed by the Participant as Allotments for each such month. The Company Matching Contributions shall be credited to Participants' Matching Contributions Accounts.

    (b) Company Matching Contributions shall be made in the form of CSC Common Stock, plus cash for partial shares and shall be paid to the Plan within 10 business days of the payroll date with respect to which the Allotments are made.

3.06  Rollover Contributions

    (a) With the permission of the Employee Benefits Committee and without regard to any limitations on contributions set forth in this Article 3, the Plan may receive from a Participant, or from an Eligible Employee who is not yet a Participant, in cash, any portion of:

      (i) An "eligible rollover distribution," as defined in Section 402(f)(2)(A) of the Code, paid to the Participant (or Eligible Employee) provided that the Participant (or Eligible Employee) pays over such amount to the Trustee on or before the 60th day after the day it was received by the Participant (or Eligible Employee);

      (ii) An "eligible rollover distribution," as defined in Section 402(f)(2)(A) of the Code, paid as a direct rollover to the Trustee on behalf of the Participant (or Eligible Employee) by a qualified trust or an annuity plan described in Section 403(a) of the Code; and


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      (iii) A distribution described in Section 408(d)(3)(A)(ii) of the Code
(as modified by Section 408(d)(3)(D) of the Code) from a conduit individual retirement account or annuity paid to the Participant (or Eligible Employee) provided that the Participant (or Eligible Employee) pays over such amount to the Trustee on or before the 60th day after the day it was received by the Participant (or Eligible Employee).

    (b) Notwithstanding Section 3.06(a), the Plan shall not accept any amount from a Participant (or Eligible Employee) unless such amount qualifies for rollover treatment in accordance with applicable law and the Participant (or Eligible Employee) provides evidence satisfactory to the Employee Benefits Committee that such amount qualifies for rollover treatment.

    (c) Upon approval by the Employee Benefits Committee, the amount transferred to the Plan by the Participant (or Eligible Employee) shall be deposited in the Trust by the Trustee and shall be credited to the Participant's (or Eligible Employee's) Rollover Contributions Account. A Participant (or Eligible Employee) shall be 100% vested in his Rollover Contributions Account. A Participant's (or Eligible Employee's) Rollover Contributions Account shall share in allocations of income, gains and losses from the Investment Funds, but shall not share in allocations of Company Matching Contributions.

    (d) Upon a transfer described in this Section 3.06 by an Eligible Employee who is not a Participant, the Eligible Employee's Rollover Contributions Account shall represent his sole interest in the Plan until he becomes a Participant.

3.07  Section 402(g) Limitation on Savings Plus Allotments

    (a) In no event shall the Participant's reduction in Compensation, and the corresponding Savings Plus Allotments made on his behalf by the Company, in any calendar year exceed $7,000 multiplied by the Adjustment Factor.

    (b) If a Participant's Savings Plus Allotments in a calendar year reach the dollar limitation under Section 3.07(a), his election of Savings Plus Allotments for the remainder of the calendar year shall be canceled. As of the first day of the first payroll period of the following calendar year, the Participant's election of Savings Plus Allotments shall again become effective in accordance with his previous election.

    (c) If the sum of the Participant's Savings Plus Allotments and pre-tax contributions to any other defined contribution plan maintained by the Employer or an Affiliated Employer exceeds the dollar limitation described in
Section 3.07(a) for any calendar year, the Participant shall be deemed to have requested, by the first

March 1 following the end of the calendar year, a distribution of the excess ("Excess Deferrals") over such dollar limitation.

    (d) If a Participant makes pre-tax contributions under another qualified defined contribution plan, simplified employee pension plan or tax sheltered annuity maintained by an employer other than the Employer or an Affiliated Employer for any calendar year and those contributions when added to his Savings Plus Allotments under this Plan exceed the dollar limitation under
Section 3.07(a) (or, with respect to the tax-sheltered annuity, $9,500) for that calendar year, the Participant may allocate all or a portion of such Excess Deferrals to the Plan. The Participant must, however, notify the Employee Benefits Committee, in writing, by March 1 of the following calendar year, of the amount of the Excess Deferrals allocated to the Plan for such calendar year and request a distribution of such Excess Deferrals.

    (e) In the event that a Participant has requested (or is deemed to have requested) a distribution of his Excess Deferrals under the Plan, the Excess Deferrals, together with Earnings thereon, shall be distributed to the Participant no later than the April 15 following the end of the calendar year in which the Excess Deferrals were made. Notwithstanding the foregoing, the Savings Plus Allotments distributable to a Participant pursuant to this
Section 3.07 shall be reduced by the amount of any Savings Plus Allotments previously distributed to the Participant pursuant to Section 3.08.

    (f)  In the event any Savings Plus Allotments returned under this Section
3.07 were matched by Company Matching Contributions, such corresponding Company Matching Contributions, together with Earnings thereon, shall be forfeited and used to reduce future Company Matching Contributions.

3.08 Section 401(k) Limitation on Savings Plus Allotments (Actual Deferral Percentage Test)

    (a) The Actual Deferral Percentage Test: The Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the Actual Deferral Percentage for all Non-Highly Compensated Employees who are Participants or eligible to become Participants multiplied by 1.25.

    (b) The "Alternative Test": If the Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants does not meet the test described in Section 3.08(a), the following "alternative test" shall be applied: the Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the lesser of:

      (i) The Actual Deferral Percentage for all Non-Highly Compensated Employees who are Participants or eligible to become Participants plus two percentage points; or

      (ii) The Actual Deferral Percentage for all Non-Highly Compensated Employees who are Participants or eligible to become Participants multiplied by 2.0.

    (c) If the Employee Benefits Committee determines that the limitations described in this Section 3.08 have been exceeded in any Plan Year, the Employee Benefits Committee shall determine the amount of "Excess Contributions" for each Participant who is a Highly Compensated Employee in the following manner: The Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio shall be reduced to the extent necessary to meet the Actual Deferral Percentage test or to cause such Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. This process will be repeated until the Actual Deferral Percentage test is passed.

    (d) If, at the end of the Plan Year, a Participant or class of Participants has Excess Contributions (determined in accordance with Section 3.08(c)), the Employee Benefits Committee may elect, at its discretion, to pursue one or more of the following courses of action:

      (i) The Employee Benefits Committee may cause to be distributed any or all Excess Contributions, together with Earnings thereon, to the Participant. Such distribution shall be made before the close of the Plan Year following the Plan Year in which the Excess Contributions were made and, to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the Excess Contributions were made. However, any Excess Contributions for any Plan Year shall be reduced by any Savings Plus Allotments previously returned to the Participant under Section 3.07 for that Plan Year. In the event any Savings Plus Allotments returned under this Section 3.08 were matched by Company Matching Contributions, such corresponding Company Matching Contributions, together with Earnings thereon, shall be forfeited and used to reduce future Company Matching Contributions.

      (ii) The Company may make Qualified Nonelective Contributions on behalf of Participants who are Non-Highly Compensated Employees, or on behalf of a group of Participants which includes all Participants who are Non-Highly Compensated Employees, which contributions shall be (A) credited to the Savings Plus Accounts (or such separate accounts or subaccounts as the Employee Benefits Committee may deem necessary to establish) of the affected Participants and (B) included in the calculation of the Actual Deferral Ratio of the affected Participants.

    (e) The Employee Benefits Committee may implement rules limiting Savings Plus Allotments that may be made on behalf of any Participant or class of Participants so that the provisions of this Section 3.08 are satisfied.

3.09  Additional Discrimination Testing Provisions

    (a) If any Highly Compensated Employee is either (i) a 5% owner, or (ii) one of the 10 highest-paid Highly Compensated Employees, then any benefit or contribution paid to or made on behalf of any member of his "family" shall be deemed paid to or made on behalf of such Highly Compensated Employee for purposes of Section 3.08 to the extent required under regulations prescribed by the Secretary of the Treasury or his delegate under Sections 401(k) and 401(m) of the Code. The contributions required to be aggregated pursuant to the preceding sentence shall be disregarded in determining the Actual Deferral Percentage and Actual Contribution Percentage for the group of Non-Highly Compensated Employees for purposes of Section 3.08. Any return of Excess Contributions required under Section 3.08 with respect to the family group shall be made by allocating the Excess Contributions among the Highly Compensated Employee and the members of his family in proportion to the contributions made by or on behalf of each family member that is combined.
For purposes of this paragraph, the term "family" means, with respect to any Employee, such Employee's spouse, lineal ascendants and descendants, and spouses of such lineal ascendants and descendants.

    (b) If any Highly Compensated Employee is a participant of another qualified plan of the Employer or an Affiliated Employer, other than an employee stock ownership plan as described in Section 4975(e)(7) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Employee Benefits Committee shall implement rules, which shall be uniformly applicable to all Employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of Section 3.08.

3.10  Maximum Annual Additions Limitation

In accordance with the provisions of Appendix A attached hereto, the "Annual Additions" (as defined in Appendix A) to a Participant's Accounts for any Plan Year, when added to the Participant's Annual Additions for that Plan Year under any other qualified plan of the Employer or an Affiliated Employer, shall not exceed an amount which is equal to the lesser of (i) 25% of his
Section 415 Compensation for that Plan Year or (ii) $30,000 multiplied by the Adjustment Factor.

3.11  Return of Contributions

Except as provided below, at no time shall any contributions (or portions thereof) revert to the Employer prior to discharge of all liabilities under the Plan.

    (a) The Employer's contributions to the Plan are conditioned upon Section 404 of the Code. If all or part of the Employer's deductions under Section 404 of the Code for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the disallowance of the deduction.

    (b) The Employer may recover, without interest, the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

    (c) In the event that Savings Plus Allotments made under Section 3.01 are returned to the Employer in accordance with the provisions of this Section 3.11, the elections to reduce Compensation which were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Savings Plus Allotments so returned shall be distributed in cash to those Participants for whom those contributions were made.

Article 4  Investment of Contributions

4.01  Investment of Participants' Prior Plan Accounts

    (a) As of the Effective Date, a Participant may elect to allocate his "Account" under the Prior Plan among the Investment Funds in multiples of 1% by giving such advance notice as may be required by the Employee Benefits Committee.

    (b) If a Participant fails to make the election described in Section 4.01(a), his "Account" under the Prior Plan shall be invested in the Investment Fund which the Employee Benefits Committee determines to be the most conservative of the Investment Funds.

4.02  Investment of Participants' Allotments

    (a) A Participant may elect to invest his Allotments in one or more Investment Funds by delivering an election form to the Employee Benefits Committee, in accordance with rules established by the Employee Benefits Committee and in accordance with the following:

      (i)   Investment among the Investment Funds shall be in 1% increments;
and

      (ii) In the event that the Participant fails to make an investment election with respect to his Allotments, such Allotments shall be invested in the Investment Fund which the Employee Benefits Committee determines to be the most conservative of the Investment Funds.

    (b) When a Participant originally makes a Rollover Contribution, he shall generally make a separate investment election with respect to such contribution. If he fails to make such an election at the time of contribution, his Rollover Contribution shall be invested in accordance with his most recent election applicable to his Allotments or, if none, in accordance with Section 4.02(a)(ii).

4.03  Investment Changes

    (a) By delivering an election form to the Employer, in accordance with rules established by the Employee Benefits Committee, a Participant may elect, in accordance with Section 4.02, to change his election with respect to the investment of subsequent Allotments to the Plan as of the first day of the first payroll period in the month, or the second month if the Participant's election form is not filed within the time prescribed by the Employee Benefits Committee, following the month in which the Participant files his election form with the Employer.

    (b) By delivering an election form to the Employee Benefits Committee, in accordance with rules established by the Employee Benefits Committee, a Participant may elect to reallocate his Accounts (except for his Matching Contributions Account) among one or more Investment Funds in multiples of 1% effective as of the first day of the month, or the second month if the Participant's election form is not filed within the time prescribed by the Employee Benefits Committee, following the month in which the Participant files his election form with the Employer.

    (c) Notwithstanding the provisions of Section 4.04(b), a Participant may elect to reallocate his Matching Contributions Account among one or more Investment Funds in multiples of 1% effective as of the first day of the month, or the second month if the Participant's election form is not filed within the time prescribed by the Employee Benefits Committee, following the month in which the Participant files his election form with the Employer, provided that:

      (i)   He has attained age 59 1/2; or

      (ii) He has attained age 55 and has participated in the Plan and/or the Prior Plan for at least five years.

4.04  Responsibility for Investments

Each Participant is solely responsible for the selection of his investment options. The Trustee, the Employee Benefits Committee, the Company and the officers, supervisors and other employees of the Company are not empowered to advise a Participant as to the manner in which his Accounts shall be invested. The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

Article 5  Valuation of Accounts

5.01  Valuation of the Investment Funds

The Trustee shall value the Investment Funds on a monthly basis. On each Valuation Date there shall be allocated to the Accounts of each Participant his proportionate share of the increase or decrease in the fair market value of his Accounts in each of the Investment Funds, in a manner determined by the Employee Benefits Committee. Whenever an event requires a determination of the value of the Participant's Accounts, the value shall be computed as of the Valuation Date coincident with or immediately following the date of determination, subject to the provisions of Section 5.02.

5.02  Discretionary Power of the Employee Benefits Committee

The Employee Benefits Committee reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts if it feels, after due deliberation and upon the advice of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article and such new administrative procedures, those new administrative procedures shall prevail.

5.03  Statement of Accounts

Each Participant shall be furnished, at least once per year, with a statement setting forth the value of his Accounts and the Vested Portion of his Accounts.

Article 6  Vested Portion of Accounts

6.01 Savings Plus, Regular Savings, Matching Contributions and Rollover Contributions Accounts.

A Participant shall at all times be 100% vested in, and have a nonforfeitable right to his Savings Plus Account, Regular Savings Account, Matching Contributions Account and Rollover Contributions Account.

Article 7  Withdrawals While Still Employed

7.01  Procedures and Restrictions

    (a) To request a withdrawal described in Section 7.02, 7.03, or 7.04, a Participant shall give such advance written notice as may be required by the Employee Benefits Committee.

    (b) Payment of withdrawal amounts shall be made as soon as practicable after the Valuation Date next following the expiration of the notice period.

    (c) A Participant may request an unlimited number of withdrawals during a Plan Year.

    (d)  The amount of a Participant's withdrawal request must be at least
$500.

    (e) All withdrawals are payable pro rata from the investment funds (including the CSC Stock Fund) in which the Participant's Accounts are invested.

    (f) According the Participant's election, withdrawals under Section 7.02 or 7.03, shall be payable either in cash or, to the extent invested in the CSC Stock Fund, a combination of CSC Common Stock and cash. Withdrawals under
Section 7.04 shall be payable in cash only.

7.02  Regular Withdrawals

A Participant may elect at any time to withdraw all or a part of the Vested Portion of his Accounts attributable to the following sources in the following order:

    (a)  Regular Savings Account; then

    (b)  Rollover Contributions Account; then

    (c) Provided that the Participant has participated in the Plan and/or the Prior Plan for at least five years, Matching Contributions Account.

In the event the Participant makes a withdrawal in accordance with this
Section 7.02, the Participant's Allotments shall be suspended for a period of three months. Following a period of suspension, a Participant's Allotments shall automatically resume as of the first day of the first payroll period following such suspension period and shall be based on the Participant's election in effect immediately prior to the withdrawal request.

7.03  Age 59 1/2 Withdrawals

If the Participant has attained at least age 59 1/2, he may elect at any time to withdraw all or a part of the vested portion of his Accounts in the following order:

    (a)  Regular Savings Account; then

    (b)  Rollover Contributions Account; then

    (c)  Matching Contributions Account; then

    (d)  Savings Plus Account.

7.04  Hardship Withdrawals

    (a)  A Participant who can demonstrate compliance with the requirements of
Section 7.04(b) may elect to withdraw all or a part of the Vested Portion of his Accounts in the following order:

      (i)   Regular Savings Account; then

      (ii)  Rollover Contributions Account; then

      (iii) Matching Contributions Account; then

      (iv)  Savings Plus Account and net earnings through December 31, 1988.

    (b) A Participant may request a hardship withdrawal of the amounts described in Section 7.04(a) provided that the Participant complies with the following:

      (i) He has an immediate and heavy financial need as determined by the Employee Benefits Committee, and requests withdrawal from his Accounts of no more than is necessary to satisfy such need.

      (ii) The distribution is necessary to satisfy the Participant's immediate and heavy financial need (including taxes and penalties reasonably anticipated from the distribution). To meet this requirement, the Participant shall submit to the Employer a signed statement indicating that he does not have other resources reasonably available to satisfy the need (and the Employer may reasonably rely on such signed representation). The following must not be available to the Participant in order for this condition to be satisfied:

        (A)  Reimbursement or compensation through insurance or otherwise;

        (B) Other assets of the Participant available for liquidation, provided that the liquidation of such assets would not itself cause an immediate and heavy financial need;

        (C) Continuation of Allotments under the Plan (such contributions must be discontinued if necessary to meet the need);

        (D) Distributions or nontaxable loans from any qualified plan or the opportunity to borrow from commercial sources on reasonable commercial terms; or

        (E) Assets of the Participant's spouse or minor children which are reasonably available to the Participant to meet the immediate and heavy financial need.

7.05  Participant Loans

    (a) A Participant who is an Eligible Employee may borrow, subject to the provisions of this Section 7.05 and the loan rules that are considered to be part of the Plan, an amount from the Plan, which when added to the outstanding balance of all other loans to the Participant from the Plan and all other qualified plans maintained by the Employer or an Affiliated Employer, does not exceed the lesser of:

      (i) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Participant from the Plan and all other qualified plans maintained by the Employer or an Affiliated Employer during the one-year period ending on the day before the new loan is granted, over (B) the outstanding balance of such loans to the Participant on the day the new loan is granted; or

      (ii) 50% of the Participant's Vested Portion of his Accounts determined as of the Valuation Date coincident with or immediately preceding the day before the new loan is granted.

    (b) A Participant's loan shall be in $100.00 increments and shall not be for less than $500.

    (c) A Participant may have up to three loans outstanding at any time as follows:

      (i)   Up to two general purpose loans, and

      (ii) Up to one residential loan used for the purchase of the Participant's primary residence.

    (d) In addition to such rules and regulations as the Employee Benefits Committee may adopt, all loans shall comply with the following additional requirements:

      (i) The Participant shall make an application for a loan in writing to the Employer In making its determination with respect to granting the loan, the Employer shall look only to the adequacy of the Vested Portion of the Participant's Accounts.

      (ii) Each loan shall be evidenced by a promissory note payable to the Plan.

      (iii) Each loan shall be secured by the balance in the Participant's Accounts.

      (iv) The interest rate to be charged on loans shall be determined at the time of the loan application and shall be one percent above the prime rate as reported in the Wall Street Journal for the last business day of the calendar month preceding the calendar quarter end preceding the month in which the loan is granted.

      (v) The period of repayment for any loan shall be arrived at by mutual agreement between the Employer and the Participant, but that period shall not be for the less than 3 years and shall not exceed (i) 15 years in the case of a loan used in conjunction with the purchase of the principal residence of the Participant, or (ii) 4 years in the case of any other loan.

      (vi) Each loan shall require substantially level amortization over the term of the loan, with payments to be made as of each payroll period.

      (vii) For active Participants, payments of principal and interest shall be made by payroll deduction. For all other Participants, payments of principal and interest shall be made by check or money order.

      (viii) A loan may be prepaid in full as of any date without penalty.

    (e) The amount of the loan shall be transferred pro rata from the Investment Funds in which the Participant's Accounts are invested to a special "Loan Fund" established for the Participant under the Plan. After distribution of the loan proceeds to the Participant, the Loan Fund shall consist solely of the promissory note securing the Participant's loan. All principal and interest loan repayments made by the Participant shall be invested in the Investment Funds then designated by the Participant in accordance with Section 4.02. The investment gain or loss of the Loan Fund (including any gain or loss attributable to repayments or default) shall not be included in the calculation or allocation of the increase or decrease in the fair market value of the other assets of the Plan. The entire gain or loss of the Loan Fund shall be allocated to the Accounts of the Participant.

    (f) All loans shall become due and payable as of (i) the Valuation Date coinciding with or immediately following the date the Participant ceases to be an Employee, or (ii) the date the Plan is terminated.

    (g) All loans shall be treated as in default and shall become immediately due and payable if the Participant's repayment is more than 90 days delinquent. In such event, the Plan may execute upon its security interest in the Participant's Accounts under the Plan to satisfy the debt. The Plan shall not, however, levy against any portion of the Participant's Accounts until such time as a distribution of such Accounts could otherwise be made under the terms of the Code and applicable regulations.

    (h) The Plan Administrator shall adopt, and amend from time to time, any additional rules or restrictions that the Employee Benefits Committee deems necessary to implement and administer the loan program. All such rules and restrictions shall be in writing and shall be communicated to Participants. Such documentation is incorporated by reference.

Article 8  Distribution of Accounts Upon Termination Of Employment

8.01  Eligibility

Upon a Participant's termination of employment the Vested Portion of his Accounts, as determined under Article 6, shall be distributed as provided in this Article.

8.02  Amount of Distribution

Upon his termination, a Participant shall be entitled to the Vested Portion of his Accounts determined as of the Valuation Date coincident with or immediately following his date of termination. However, if distribution is deferred in accordance with Section 8.06, the

Participant or Beneficiary, as applicable, shall receive the Vested Portion of the Participant's Accounts determined as of such later Valuation Date immediately preceding distribution.

8.03  Form of Distribution

    (a) Distribution of the Vested Portion of a Participant's Accounts shall be made in the form of a lump sum payment.

    (b) Notwithstanding Section 8.03(a), if a Participant terminates employment with his Employer due to Disability or after he is eligible for an immediate retirement benefit under the CSC Outsourcing Inc. CUTW Hourly Retirement Plan and the value of the Vested Portion of the Participant's Accounts exceeds $3,500, the Participant may request that the Vested Portion of his Accounts be distributed in one of the following forms of payment:

      (i)   A single lump sum payment;

      (ii) Annual installment payments not to exceed the life expectancy of the Participant; however, at any time the Participant may request that the balance in his Accounts be paid in a single lump sum payment; or

      (iii) A joint and survivor annuity in accordance with Section 8.04.

    (c) In the event the Participant elects a distribution in accordance with either Section 8.03(b)(i) or 8.03(b)(ii), he may elect to receive the portion of his Accounts invested in the CSC Stock Fund in whole shares of CSC Stock (with the value of any fractional share and uninvested cash paid in cash).

8.04  Election of Annuity Form of Distribution

If a Participant elects, in accordance with Section 8.03, to receive a distribution of the Vested Portion of his Accounts in the form of a joint and survivor annuity, the provisions of this Section 8.04 shall apply.

    (a) Unless a married Participant elects otherwise, the Vested Portion of his Accounts shall be payable in the form of a qualified joint and 50% survivor annuity. Such annuity shall provide a monthly pension for the life of both the Participant and the spouse of the Participant. If the Participant dies first, the monthly pension payable to the Participant's spouse shall be equal to 50% of the monthly pension payable to the Participant.

    (b) Unless an unmarried Participant elects otherwise, the Vested Portion of his Accounts shall be payable in the form of a single life annuity.

    (c) The Employer shall furnish to each Participant (or Beneficiary) no less than 30 days and no more than 90 days before the Participant's annuity commencement date, a written explanation in nontechnical language of the terms and conditions of the annuity provided under this Section 8.04, the financial effect upon the Participant (or Beneficiary) of making an election under this
Section 8.04 to receive an annuity in lieu of a single lump sum payment, the requirement for Spousal Consent (where applicable), and the right of the Participant (or Beneficiary) to make and to revoke an election of an annuity form of benefit. An election of an annuity form of benefit shall be made on a form provided by the Employer, and may be made after the information described in this Section 8.04(d) is furnished to the Participant (or Beneficiary) and during the 90-day election period preceding the Participant's (or Beneficiary's) annuity commencement date.

    (d) An election of an annuity form of benefit may be revoked on a form provided by the Employer, and subsequent elections and revocations may be made at any time and from time to time during the applicable election period. An election of an annuity form of benefit shall be effective on the Participant's (or Beneficiary's) annuity commencement date. A revocation of any election shall be effective when the completed form is filed with the Employer. If a Participant who has elected an annuity form of benefit dies before the date the election becomes effective, the election shall be revoked.

    (e) If a Participant elects an annuity form of benefit, the Employer shall direct the Trustee to provide the annuity form of benefit by purchasing a single premium annuity contract from an insurance company. Such annuity contract may either be held by the Trustee as owner or as a non-transferable annuity contract which may be distributed to the Participant, his surviving spouse or Beneficiary in complete satisfaction of the benefits above provided and in full discharge of all liability of the Employer and Trustee hereunder.

8.05  Method of Payment for Eligible Rollover Distributions

    (a) Notwithstanding any provision of the Plan to the contrary, if a Distributee is entitled to receive an Eligible Rollover Distribution which exceeds $200, the Distributee may elect, at the time and in the manner prescribed by the Employee Benefits Committee, and in accordance with this
Section 8.05, to have his Eligible Rollover Distribution paid in accordance with one of the following methods:

      (i) All of the Eligible Rollover distribution shall be paid directly to the Distributee;

      (ii) All of the Eligible Rollover Distribution shall be paid as a Direct Rollover to the Eligible Retirement Plan designated by the Distributee; or

      (iii) The portion of the Eligible Rollover Distribution designated by the Participant, which portion shall be at least $500, shall be paid as a Direct Rollover to the Eligible Retirement Plan designated by the Distributee and the balance of the Eligible Rollover Distribution shall be paid directly to the Distributee.

    (b) No less than 30 days and no more than 90 days prior to the Distributee's Plan benefit commencement date, the Employer shall provide the Distributee with an election form and a notice that satisfies the requirements of Section 1.411(a)-11(c) of the Income Tax Regulations and Section 402(f) of the Code. In the event the Distributee does not return the signed election form by his Plan benefit commencement date, he shall be deemed to have elected the method of payment described in Section 8.05(a)(i).

    (c) Notwithstanding the provisions of Section 8.05(b), distributions paid in accordance with Section 8.05(a) may commence less than 30 days after the material described in Section 8.05(b) is given to the Distributee provided that:

      (i) The Distributee is notified that he has the right to a period of at least 30 days after receipt of the material to consider whether or not to elect a distribution; and

      (ii) After receipt of such notification, he affirmatively elects to receive a distribution.

    (d)  The following definitions apply to the terms used in this Section
8.05:

      (i) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

        (A) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more;

        (B) Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

        (C) The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

        (D) Any other type of distribution that the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an Eligible Rollover Distribution pursuant to Section 402(c) of the Code.

      (ii) "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

      (iii) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the "alternate payee," as defined in Section 414(p)(8) of the Code, pursuant to a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

      (iv) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

8.06  Timing of Distribution

    (a) In the event that the value of the Vested Portion of the Participant's Accounts does not exceed $3,500 as of the Valuation Date coincident with or immediately following the Participant's termination of employment, distribution or commencement of distribution of the Vested Portion of the Participant's Accounts shall be made as soon as administratively practicable following the Participant's termination of employment.

    (b) In the event that the value of the Vested Portion of the Participant's Accounts is more than $3,500 as of the Valuation Date coincident with or immediately following the Participant's termination of employment, payment of his distribution shall automatically be delayed to the date that the Participant attains Normal Retirement Age. Notwithstanding the foregoing, a Participant may, in accordance with such procedures as the Employee Benefits Committee prescribes, elect to have the distribution of the Vested Portion of his Accounts made or commence as of any Valuation Date coincident with or following his termination of employment and coincident with or before the date that the Participant attains Normal Retirement Age.

    (c) Upon the Participant's death prior to commencement of benefits, his Beneficiary may elect to commence distribution as soon as administratively feasible after any

Valuation Date that next follows the Participant's date of death but in no event later than either Section 8.06(c)(i) or 8.06(c)(ii):

      (i) If the Beneficiary is not the Participant's spouse, the December 31 of the calendar year following the calendar year in which the Participant dies; or

      (ii) If the Beneficiary is the Participant's spouse, the later of the December 31 of the calendar year in which the Participant would have attained age 70 1/2 or the December 31 following the calendar year in which the Participant dies.

Notwithstanding the foregoing, in the event the Participant has no surviving spouse and no designated Beneficiary, distribution of the Participant's Accounts must be made on or before the December 31 of the fifth full calendar year following the Participant's death.

    (d)  (i)   Notwithstanding any provision of the Plan to the contrary, unless the Participant elects otherwise, in no event can distribution of the Vested Portion of a Participant's Accounts occur later than 60 days after the close of the Plan Year in which occurs the later of (i) the Participant's termination of employment, or (ii) the 65th anniversary of the Participant's birth.

      (ii) In no event shall distribution of a Participant's Accounts begin later than the April 1 following the calendar year in which he attains age seventy and one-half (70-1/2). If, however, the Participant attains age seventy and one-half (70-1/2) prior to January 1, 1988, and does not at any time after he attains age sixty-six and one-half (66-1/2) own a five percent (5%) or more interest in the Employer or an Affiliated Employer, the Participant may delay distribution of his benefits until his actual retirement.

    (e) Notwithstanding any provision of the Plan to the contrary, all Plan distributions shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

8.07  Status of Accounts Pending Distribution

In the event that distribution of the Vested Portion of a Participant's Accounts are delayed in accordance with Section 8.06, such Accounts shall be invested in the Investment Funds last designated by the Participant in accordance with Section 4.02 or 4.03. A Participant, or Beneficiary in the event of the Participant's death, may elect to reallocate the Participant's Accounts among the Investment Funds, in multiples of 1%, in accordance with
Section 4.03(b).

Article 9.  Administration of the Plan

9.01  Appointment of Employee Benefits Committee

The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in the Employee Benefits Committee appointed by the Board of Directors to serve at the pleasure of the Company. The Employee Benefits Committee shall be composed of at least 3 members. Any person appointed a member of the Employee Benefits Committee shall signify his acceptance by filing written acceptance with the Company. Any member of the Employee Benefits Committee may resign by delivering his written resignation to the Company.

9.02  Duties of Employee Benefits Committee

The members of the Employee Benefits Committee (i) shall elect a chairperson from their number and a secretary who may be, but need not be, one of the members of the Employee Benefits Committee; (ii) may appoint from their number such subcommittees with such powers as they shall determine; (iii) may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; (iv) may retain counsel, employ agents and provide for such clerical, accounting, actuarial and consulting services as they may require in carrying out the provisions of the Plan; and (v) may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustee under the trust instrument adopted for use in implementing the Plan, as they, in their sole discretion, shall decide.

9.03  Meetings

The Employee Benefits Committee shall hold meetings upon such notice, at such place or places, and at such time or times as the members of the Employee Benefits Committee may from time to time determine.

9.04  Action of Majority

Any act which the Plan authorizes or requires of the Employee Benefits Committee shall be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Employee Benefits Committee and shall have the same effect for all purposes as if assented to by all members of the Employee Benefits Committee at the time in office.

9.05  Compensation and Bonding

No member of the Employee Benefits Committee shall receive any compensation from the Plan for his services as such. The Company shall purchase such bonds as may be required under ERISA.

9.06  Establishment of Rules

Subject to the limitations of the Plan, the Employee Benefits Committee shall prescribe such forms, make such rules, regulations, interpretations and computations, and shall take such other action to administer the Plan, as it may deem appropriate. In administering the Plan, the Employee Benefits Committee shall act in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

9.07  Manner of Administering

The Employee Benefits Committee shall have the sole and complete discretion to interpret and administer the terms of the Plan and to determine eligibility for benefits and the amount of any such benefits pursuant to the terms of the Plan, and in so doing the Employee Benefits Committee may correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan, and such actions shall be binding and conclusive on all persons.

9.08  Prudent Conduct

The members of the Employee Benefits Committee shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in a similar situation.

9.09  Service In More Than One Fiduciary Capacity

Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

9.10  Limitation of Liability

The Employer, the members of the Board of Directors, the members of the Employee Benefits Committee, and any officer, employee or agent of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act, or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

9.11  Indemnification

The members of the Employee Benefits Committee, members of the Board of Directors, officers, employees and agents of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for willful and intentional actions or failures to act. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Employer.

9.12  Expenses of Administration

All expenses that arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any enrolled actuary, counsel, accountant, specialist, or other person who has been retained by the Employee Benefits Committee in connection with the administration thereof, shall be paid from the Trust to the extent not paid by the Employer.

9.13  Claims and Review Procedures

    (a) Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Employee Benefits Committee in writing. An application for benefits shall be submitted on the prescribed form and shall be signed by the applicant.

    (b) In the event that an application for benefits is denied in whole or in part, the Employee Benefits Committee shall notify the applicant in writing of the denial and of the right to review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice shall be given to the applicant within a reasonable period of time (not more than 90 days) after the Employee Benefits Committee receives the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than 180 days after the Employee Benefits Committee receives the application.

    (c) An applicant whose application for benefits was denied in whole or part, or the applicant's duly authorized representative, may appeal the denial by submitting to the Employee Benefits Committee a request for a review of the application within 60 days after receiving written notice of the denial from the Employee Benefits Committee. The Employee Benefits Committee shall give the applicant or his representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing and addressed to the Employee Benefits Committee. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant deems pertinent. The Employee Benefits Committee may require the applicant to submit such additional facts, documents or other materials as it may deem necessary or appropriate in making its review.

    (d) The Employee Benefits Committee shall act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than 120 days after the Employee Benefits Committee receives the request for a review. The Employee Benefits Committee shall give prompt written notice of its decision to the applicant. In the event that the Employee Benefits Committee confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

    (e) No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with paragraph (a), (ii) has been notified by the Employee Benefits Committee that the application is denied, (iii) has filed a written request for a review of the application in accordance with paragraph (c) and (iv) has been notified in writing that the Employee Benefits Committee has affirmed the denial of the application; provided, however, that legal action may be brought after the Employee Benefits Committee has failed to take any action on the claim within the time prescribed by paragraphs (b) and (d) above.

Article 10.  Management of Funds

10.01  The Trustee

All the funds of the Plan shall be held in the Trust by a Trustee appointed from time to time by the Company under a trust instrument adopted, or as amended, by the Company for use in providing the benefits of the Plan and paying its expenses not paid directly by an Employer. No Employer shall have any liability for the payment of benefits under the Plan nor for the administration of the Trust held by the Trustee.

10.02  Exclusive Benefit Rule

Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, and paying Plan expenses not otherwise paid by the Employer, before the satisfaction of all liabilities with respect to them. No person shall have any interest in or right to any part of the earnings of the Trust, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

10.03  Appointment of Investment Manager

The Company, in its sole discretion, shall determine the investment policy for the Plan. However, the Company may, in its sole discretion, appoint one or more Investment Managers to manage the assets of the Plan (including the power to acquire and dispose of all or part of such assets) as the Company shall designate. In that event, the authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that Investment Manager.

Article 11.  Amendment, Merger and Termination

11.01  Amendment of the Plan

The Company, by action of its Board of Directors, may at any time and from time to time, and retroactively if deemed necessary or appropriate, amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No amendment shall be made which has the effect of decreasing the Accrued Pension of any Participant or of reducing the nonforfeitable percentage of the Accrued Pension of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective. No amendment shall be made which affects the rights, duties or responsibilities of the Trustee unless the Trustee provides written consent to such amendment.

11.02  Merger or Consolidation

The Company may, in its sole discretion, merge this Plan with another qualified plan, subject to any applicable legal requirements. However, the Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

11.03  Termination of the Plan

The Company, by action of its Board of Directors, may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Company contributions to the Plan, the rights of affected Participants to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Participant's Accounts shall be distributed, as the Employee Benefits Committee shall direct, to the Participant or for the Participant's benefit or held in trust for the Participant's benefit.

Article 12.  General Provisions

12.01  Nonalienation; Qualified Domestic Relations Orders

    (a) Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any Qualified Domestic Relations Order.

    (b) An immediate lump sum payment, which is the Actuarial Equivalent of the series of payments provided for in a Qualified Domestic Relations Order, shall be made in lieu of the series of payments if the value of the lump sum payment is $3,500 or less.

12.02  Conditions of Employment Not Affected by Plan

The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the right of the Employer (which right is hereby reserved) to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant of the Plan.

12.03  Facility of Payment

    (a) If the Employee Benefits Committee finds that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident, the Employee Benefits Committee may direct that any benefit due him, unless a claim has been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

    (b) If the Employee Benefits Committee finds that a Participant or other person entitled to a benefit is a minor, the Employee Benefits Committee may direct that any benefit due him, unless a claim has been made for the benefit by a duly appointed legal representative, be paid in the following order of preference: (i) to the minor's custodial parent(s); (ii) if no custodial parent of the minor is then living, to a custodian selected by the Employee Benefits Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides; (iii) if the Employee Benefits Committee decides not to select a custodian pursuant to subparagraph
(ii), to the duly appointed and currently acting guardian of the estate of the minor; or (iv) if no guardian of the estate of the minor is duly appointed or currently acting within 60 days of the date the amount becomes payable, to the court having jurisdiction over the estate of the minor.

12.04  Information

    (a) Each Participant, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Employer the information that it shall require to establish his rights and benefits under the Plan.

    (b) If a Participant in his application for retirement income, or in response to any request by the Employer or Employee Benefits Committee for information, makes any statement which is erroneous or omits any material fact or fails before receiving his first payment to correct any information that he previously incorrectly furnished to the Employer or the Employee Benefits Committee for its records, the amount of his Pension shall be adjusted on the basis of the current facts, and the amount of any overpayment or underpayment made to the Participant shall be deducted from, or added to, his next succeeding payments as the Employee Benefits Committee shall direct.

12.05  Proof of Death and Right of Beneficiary or Other Person

The Employer may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Employee Benefits Committee may deem proper, and its determination of death and of the right of that Beneficiary or other person to receive payment shall be conclusive.

12.06  Failure to Locate Recipient

In the event that the Employee Benefits Committee is unable to locate a Participant or Beneficiary who is entitled to payment under the Plan within 5 years from the date such payment was to have been made, the amount to which such Participant or Beneficiary was entitled shall be declared a forfeiture and shall be used to reduce future Employer contributions to the Plan. If the Participant or Beneficiary is later located, the benefit which was previously forfeited hereunder shall be restored by means of an additional Employer contribution to the Plan, if necessary.

12.07  Action by the Board of Directors

Any action required or permitted to be taken by the Board of Directors under the Plan shall be by resolution adopted by the Board of Directors at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting. The Board of Directors may, in its discretion, appoint the Executive Committee or another Committee to take those actions on its behalf which are the responsibility of the Board of Directors in accordance with the terms of the Plan.

12.08  Construction

    (a) The Plan shall be construed, regulated and administered pursuant to the laws of the State of California, except where ERISA controls.

    (b) If any provision of this instrument is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

    (c) The use of the masculine pronoun in this Plan shall include the feminine pronoun wherever appropriate, and vice versa.

    (d) The use of the singular form of a word in this Plan shall include the plural form wherever appropriate, and vice versa.

    (e) The titles and headings of the Articles and Sections in this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

                             Execution of the Plan

CSC Outsourcing, Inc. CUTW Hourly Savings Plan is hereby executed this 2nd day of February, 1996.


                                    /s/ HAYWARD D. FISK
                                    (Signature)


                                    Vice President
                                    (Title)

Appendix A.  Maximum Annual Additions Limitation

Section 3.10 of the Plan shall be construed in accordance with this Appendix
A. Unless the context clearly requires otherwise, words and phrases used in this Appendix A shall have the same meanings that are assigned to them under the Plan.

The Plan Year shall be considered a "limitation year" for purposes of this Appendix A and Section 415 of the Code.

A.01  Definitions

The following words and phrases, when used in this Appendix A with an initial capital letter, shall have the following meanings, unless the context clearly indicates otherwise:

"Annual Additions" on behalf of a Participant under the Plan or any other qualified plan maintained by the Employer or an Affiliated Employer for the Plan Year shall not include loan repayments by the Participant or contributions to the Participant's Rollover Contributions Account but shall include:

    (a) The total contributions, including Savings Plus Allotments and Company Matching Contributions, made on behalf of the Participant by the Employer and all Affiliated Employers under this Plan or any other qualified Defined Contribution Plan;

    (b) With respect to limitation years beginning before 1987, the lesser of the part of the Participant's contributions in excess of 6% of his Section 415 Compensation or one-half of his total contributions to the Plan or any other qualified Defined Contribution Plan maintained by the Employer or an Affiliated Employer;

    (c) With respect to Limitation Years beginning after 1986, all of the Participant's contributions to this Plan or any other qualified Defined Contribution Plan maintained by the Employer or an Affiliated Employer;

    (d) Forfeitures, if applicable, that have been allocated to the Participant's Accounts under this Plan or his accounts under any other qualified Defined Contribution Plan maintained by the Employer or an Affiliated Employer;

    (e) Voluntary or mandatory contributions made by the Participant under the CSC Outsourcing Inc. CUTW Hourly Savings Plan or another qualified Defined Benefit Plan maintained by the Employer or an Affiliated Employer; and

    (f) Contributions made on behalf of the Participant to an "individual medical benefit account" under a pension or annuity plan maintained by the Employer or an Affiliated Employer, as described, and to the extent required, under Section 415(l) of the Code.

"Defined Benefit Plan" means any qualified pension plan which is not a Defined Contribution Plan; however, in the case of a Defined Benefit Plan which provides a benefit which is based partly on the balance of the separate account of a participant, that plan shall be treated as a Defined Contribution Plan to the extent benefits are based on the separate account of a participant and as a Defined Benefit Plan with respect to the remaining portion of the benefits under the plan.

"Defined Benefit Plan Fraction" for any limitation year is a fraction -

    (a) The numerator of which is the projected annual benefit of the Participant (determined as of the close of the limitation year) under all Defined Benefit Plans maintained by the Employer or an Affiliated Employer; and

    (b)  The denominator of which is the lesser of (i) or (ii) below:

      (i) The product of 1.25 multiplied by the defined benefit plan dollar limitation under Section 415(b)(1)(A) of the Code (multiplied by the Adjustment Factor) in effect for such limitation year; or

      (ii) The product of 1.4 multiplied by an amount that is 100% of the Participant's average Section 415 Compensation for the three consecutive years in which his Section 415 Compensation was the highest.

"Defined Contribution Plan" means any qualified pension plan which provides for an individual account for each participant and for benefits based solely upon the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to that participant's accounts, subject to the limitations described in the definition of "Defined Benefit Plan" above.

"Defined Contribution Plan Fraction" for any limitation year is a fraction --

    (a) The numerator of which is the sum of the Annual Additions made by the Employer or an Affiliated Employer on behalf of the Participant for such limitation year and all prior limitation years; and

    (b) The denominator of which is the sum of the lesser of (i) or (ii) below determined for such limitation year and for each prior year of service with the Employer or an Affiliated Employer:

      (i) The product of 1.25 multiplied by the defined contribution plan dollar limitation under Section 415(c)(1)(A) of the Code (multiplied by the Adjustment Factor); or

      (ii) The product of 1.4 multiplied by an amount equal to 25% of the Participant's Section 415 Compensation for such year.

At the direction of the Employee Benefits Committee, the portion of the denominator of that fraction with respect to limitation years ending before 1983 shall be computed as the denominator for the limitation year ending in 1982, as determined under the law as then in effect, multiplied by a fraction the numerator of which is the lesser of:

        (A)  $51,875; or

        (B) 1.4 multiplied by 25% of the Participant's Section 415 Compensation for the limitation year ending in 1981;

and the denominator of which is the lesser of:

        (A)  $41,500; or

        (B) 25% of the Participant's Section 415 Compensation for that limitation year.

A.02  Maximum Annual Additions Limitation

If the Annual Additions to a Participant's Accounts for any Plan Year would otherwise exceed the limitation set forth in Section 3.10, the excess Annual Additions to such Participant's Accounts for such Plan Year shall be reduced in the following order:

      (i) The Participant's unmatched Regular Savings Allotments shall be reduced to the extent necessary. The amount of the reduction, together with any earnings on the contributions to be returned, shall be returned to the Participant.

      (ii) Next, the Participant's unmatched Savings Plus Allotments shall be reduced to the extent necessary. The amount of the reduction, together with any earnings on the contributions to be returned, shall be returned to the Participant.

      (iii) Next, the Participant's matched Regular Savings Allotments and corresponding Company Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant's matched Regular Savings Allotments, together with any earnings on the contributions to be returned, shall be returned to the Participant and the amount attributable to the Company Matching Contributions shall be applied to reduce subsequent Company Matching Contributions.

      (iv) Next, the Participant's matched Savings Plus Allotments and corresponding Company Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant's matched Savings Plus Allotments, together with any earnings on the contributions to be returned, shall be returned to the Participant and the amount attributable to the Company Matching Contributions shall be applied to reduce subsequent Company Matching Contributions.

A.03  Participant in a Defined Benefit Plan

    (a) If a Participant under this Plan has at any time participated in a Defined Benefit Plan maintained by the Employer or an Affiliated Employer, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0.

    (b) In the event the sum of a Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction exceeds 1.0, his benefits under, and contributions to, all plans shall be accomplished by first reducing the benefits otherwise payable to the Participant under the CSC Outsourcing Inc. CUTW Hourly Retirement Plan or any other Defined Benefit Plan in which the Participant participates (in the manner and priority set forth in such plans), and second by reducing the contributions made on behalf of the Participant to the Plan or any other Defined Contribution Plans in which the Participant participates in such priority as shall be determined by the Employee Benefits Committee for the Plan and the administrators of such other plans. The necessary reductions may, however, be made in a different manner and priority pursuant to the agreement of the Employee Benefits Committee for the Plan and the administrators of all other plans in which the Participant participates.

                                  Exhibit 4.1







                              CSC OUTSOURCING INC
                            CUTW HOURLY SAVINGS PLAN






                            Effective August 5, 1995

                              TABLE OF CONTENTS

                                                                   Page
                                                                   ----
Article 1.  Definitions ...........................................  1
   1.01     Accounts ..............................................  1
   1.02     Actual Deferral Percentage ............................  1
   1.03     Actual Deferral Ratio .................................  1
   1.04     Adjustment Factor .....................................  1
   1.05     Affiliated Employer ...................................  2
   1.06     Allotments ............................................  2
   1.07     Beneficiary ...........................................  2
   1.08     Board of Directors ....................................  2
   1.09     Break in Service ......................................  2
   1.10     Code ..................................................  2
   1.11     Company ...............................................  2
   1.12     Company Matching Contributions ........................  2
   1.13     Compensation ..........................................  2
   1.14     Disability or Disabled ................................  3
   1.15     Earnings ..............................................  3
   1.16     Effective Date ........................................  3
   1.17     Eligible Employee .....................................  3
   1.18     Employee ..............................................  3
   1.19     Employee Benefits Committee ...........................  3
   1.20     Employer ..............................................  3
   1.21     Enrollment Date .......................................  3
   1.22     ERISA .................................................  3
   1.23     Highly Compensated Employee ...........................  4
   1.24     Hour of Service .......................................  5
   1.25     Investment Funds ......................................  6
   1.26     Leased Employee .......................................  6
   1.27     Leave of Absence ......................................  6
   1.28     Matching Contributions Account ........................  6
   1.29     Maximum Compensation Limitation .......................  6
   1.30     Non-Highly Compensated Employee .......................  7
   1.31     Normal Retirement Age .................................  7
   1.32     Parental Leave ........................................  7
   1.33     Participant ...........................................  7
   1.34     Plan ..................................................  7
   1.35     Plan Administrator ....................................  7
   1.36     Plan Year .............................................  7
   1.37     Prior Employer ........................................  7
   1.38     Prior Plan ............................................  7
   1.39     Qualified Domestic Relations Order ....................  8
   1.40     Qualified Nonelective Contributions ...................  8

                                                                   Page
                                                                   ----
   1.41     Regular Savings Account ...............................  8
   1.42     Regular Savings Allotments ............................  8
   1.43     Rollover Contributions ................................  8
   1.44     Rollover Contributions Account ........................  8
   1.45     Savings Plus Account ..................................  8
   1.46     Savings Plus Allotments ...............................  9
   1.47     Section 414(s) Compensation ...........................  9
   1.48     Section 415 Compensation ..............................  9
   1.49     Spousal Consent .......................................  9
   1.50     Trust ................................................. 10
   1.51     Trustee ............................................... 10
   1.52     Union ................................................. 10
   1.53     Valuation Date ........................................ 10
   1.54     Vested Portion ........................................ 10
   1.55     Year of Eligibility Service ........................... 10

Article 2.  Eligibility and Participation ......................... 10
   2.01     Eligibility ........................................... 10
   2.02     Participation ......................................... 10
   2.03     Reemployment of Former Employees and Former
              Participants ........................................ 11
   2.04     Transferred Participants .............................. 11
   2.05     Termination of Participation .......................... 11

Article 3.  Contributions ......................................... 11
   3.01     Savings Plus Allotments ............................... 11
   3.02     Regular Savings Allotments ............................ 12
   3.03     Change in Contributions ............................... 12
   3.04     Suspension of Contributions ........................... 13
   3.05     Company Matching Contributions ........................ 13
   3.06     Rollover Contributions ................................ 13
   3.07     Section 402(g) Limitation on Savings Plus Allotments .. 14
   3.08     Section 401(k) Limitation on Savings Plus Allotments
              (Actual Deferral Percentage Test) ................... 15
   3.09     Additional Discrimination Testing Provisions .......... 17
   3.10     Maximum Annual Additions Limitation ................... 17
   3.11     Return of Contributions ............................... 18

Article 4.  Investment of Contributions ........................... 18
   4.01     Investment of Participants' Prior Plan Accounts ....... 18
   4.02     Investment of Participants' Allotments ................ 19

                                                                   Page
                                                                   ----
   4.03     Investment Changes .................................... 19
   4.04     Responsibility for Investments ........................ 20

Article 5.  Valuation of Accounts ................................. 20
   5.01     Valuation of the Investment Funds ..................... 20
   5.02     Discretionary Power of the Employee Benefits Committee  20
   5.03     Statement of Accounts ................................. 21

Article 6.  Vested Portion of Accounts ............................ 21
   6.01     Savings Plus, Regular Savings, Matching
              Contributions and Rollover Contributions Accounts ... 21

Article 7.  Withdrawals While Still Employed ...................... 21
   7.01     Procedures and Restrictions ........................... 21
   7.02     Regular Withdrawals ................................... 21
   7.03     Age 59 1/2 Withdrawals ................................ 22
   7.04     Hardship Withdrawals .................................. 22
   7.05     Participant Loans ..................................... 23

Article 8.  Distribution of Accounts Upon Termination Of Employment 25
   8.01     Eligibility ........................................... 25
   8.02     Amount of Distribution ................................ 25
   8.03     Form of Distribution .................................. 26
   8.04     Election of Annuity Form of Distribution .............. 26
   8.05     Method of Payment for Eligible Rollover Distributions . 27
   8.06     Timing of Distribution ................................ 29
   8.07     Status of Accounts Pending Distribution ............... 30

Article 9.  Administration of the Plan ............................ 31
   9.01     Appointment of Employee Benefits Committee ............ 31
   9.02     Duties of Employee Benefits Committee ................. 31
   9.03     Meetings .............................................. 31
   9.04     Action of Majority .................................... 31
   9.05     Compensation and Bonding .............................. 31
   9.06     Establishment of Rules ................................ 32
   9.07     Manner of Administering ............................... 32
   9.08     Prudent Conduct ....................................... 32
   9.09     Service In More Than One Fiduciary Capacity ........... 32
   9.10     Limitation of Liability ............................... 32
   9.11     Indemnification ....................................... 32

                                                                   Page
                                                                   ----
   9.12     Expenses of Administration ............................ 33
   9.13     Claims and Review Procedures .......................... 33

Article 10. Management of Funds ................................... 34
  10.01     The Trustee ........................................... 34
  10.02     Exclusive Benefit Rule ................................ 34
  10.03     Appointment of Investment Manager ..................... 35

Article 11.  Amendment, Merger and Termination .................... 35
  11.01     Amendment of the Plan ................................. 35
  11.02     Merger or Consolidation ............................... 35
  11.03     Termination of the Plan ............................... 35

Article 12. General Provisions .................................... 36
  12.01     Nonalienation; Qualified Domestic Relations Orders .... 36
  12.02     Conditions of Employment Not Affected by Plan ......... 36
  12.03     Facility of Payment ................................... 36
  12.04     Information ........................................... 37
  12.05     Proof of Death and Right of Beneficiary or Other Person 37
  12.06     Failure to Locate Recipient ........................... 37
  12.07     Action by the Board of Directors ...................... 38
  12.08     Construction .......................................... 38

Appendix A. Maximum Annual Additions Limitation ................... 40
   A.01     Definitions ........................................... 40
   A.02     Maximum Annual Additions Limitation ................... 42
   A.03     Participant in a Defined Benefit Plan ................. 43


                              PREAMBLE TO THE
                            CSC OUTSOURCING INC
                          CUTW HOURLY SAVINGS PLAN

Computer Sciences Corporation (the "Company") is the successor employer for certain employees of Southern New England Telephone ("SNET") who are represented by the Connecticut Union of Telephone Workers, Inc. (referred to as the "Union Employees"). The Union Employees were eligible to participate in the SNET Bargaining Unit Retirement Savings Plan (the "Prior Plan"), which is maintained by SNET. Effective August 5, 1995, the Prior Plan's assets and liabilities with respect to the Union Employees were spun off to the CSC Outsourcing Inc. CUTW Hourly Savings Plan (the "Plan"). The terms of the Plan are effective August 5, 1995.

                             CSC OUTSOURCING INC
                           CUTW HOURLY SAVINGS PLAN


                           Effective August 5, 1995

Article 1.  Definitions

The following words and phrases, when used in the Plan with an initial capital letter, shall have the following meanings, unless the context clearly indicates otherwise:

1.01 "Accounts" means the Regular Savings Account, Savings Plus Account, Matching Contributions Account and Rollover Contributions Account of any Participant.

1.02 "Actual Deferral Percentage" means, with respect to a specified group of Eligible Employees, the average of the Actual Deferral Ratios for that group of Eligible Employees. An Actual Deferral Percentage shall be separately calculated each Plan Year for (a) the group of Eligible Employees who are Highly Compensated Employees, and (b) the group of Eligible Employees who are Non-Highly Compensated Employees.

1.03 "Actual Deferral Ratio" means, with respect to an Eligible Employee, the ratio of:

    (a) The amount of Savings Plus Allotments made on behalf of the Eligible Employee pursuant to Section 3.01 for that Plan Year (including Savings Plus Allotments returned to a Highly Compensated Employee pursuant to Section 3.07(c) and Savings Plus Allotments returned to any Eligible Employee pursuant to Section 3.07(d)), if any, to

    (b) The Eligible Employee's Section 414(s) Compensation for that Plan Year, provided that upon direction of the Employee Benefits Committee, Section 414(s) Compensation for a Plan Year shall only be counted if received during the period the Eligible Employee is, or is eligible to become, a Participant.

An Eligible Employee's Actual Deferral Ratio shall be rounded to the nearest one-one-hundredth of one percent of the Eligible Employee's Section 414(s) Compensation.

1.04 "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code applied to such items and in such manner as the Secretary shall provide.

1.05 "Affiliated Employer" means any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) with the Employer; any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of Sections 1.26(b) and 3.10, the definitions in Sections 414(b) and 414(c) of the Code shall be modified as provided in
Section 415(h) of the Code.

1.06 "Allotments" means, with respect to a Participant, the Participant's Savings Plus Allotments and Regular Savings Allotments.

1.07 "Beneficiary" means any person, persons or entity named by a Participant by written designation filed with the Employee Benefits Committee to receive benefits payable in the event of the Participant's death. However, if the Participant is married, his spouse shall be deemed to be the Beneficiary unless or until he elects another Beneficiary by a written designation filed with the Employee Benefits Committee. Any such designation shall not be effective without Spousal Consent. If no such designation is in effect at the time of death of the Participant, or if no person, persons or entity so designated shall survive the Participant, the Participant's estate shall be deemed to be the Beneficiary.

1.08  "Board of Directors" means the Board of Directors of the Company.

1.09 "Break in Service" means any Plan Year in which an Employee completes less than 501 Hours of Service.

1.10 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

1.11 "Company" means Computer Sciences Corporation and any successor by merger, purchase or otherwise, with respect to its employees.

1.12 "Company Matching Contributions" means contributions made by the Company to the Plan on behalf of Participants, pursuant to Section 3.05.

1.13 "Compensation" means the base bi-weekly rate of pay and success sharing awards earned by an Eligible Employee while he is a Plan Participant during a Plan Year for services rendered to the Employer, determined prior to any reduction pursuant to Section 3.01 or pursuant to a cafeteria plan as described in Section 125 of the Code, and excluding shift differential payments, bonuses, commissions, overtime pay, fringe benefits, living or other allowances, imputed life insurance and all other forms of special pay.

Compensation shall not, for Plan purposes, exceed the Maximum Compensation Limitation.

1.14 "Disability" or "Disabled" means the total and permanent physical or mental disability of an individual, evidenced by an inability to engage in any substantial gainful activity, as determined by the Employee Benefits Committee.

1.15 "Earnings" means the amount of income, gains and losses to be returned with any excess deferrals or excess contributions under Sections 3.07 or 3.08 as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Sections 402(g) and 401(k) of the Code.

1.16  "Effective Date" means August 5, 1995.

1.17  "Eligible Employee" means an Employee who is:

    (a)  A member of the Connecticut Union of Telephone Workers, Inc.;

    (b) Not subject to the agreement between the Unregulated Conference Service and the Connecticut Union of Telephone Workers, Inc.; and

    (c)  Not a Leased Employee.

1.18 "Employee" means any person receiving compensation for services rendered to the Employer or an Affiliated Employer, which compensation is subject to withholding of income tax and/or for whom Social Security contributions are made by the Employer or an Affiliated Employer, including any Leased Employee but excluding any person who serves solely as a director or independent contractor.

1.19  "Employee Benefits Committee" means the committee appointed pursuant to
Article 9.


1.20 "Employer" means the Company and any Affiliated Employer that is a party to the collective bargaining agreement with the Union.

1.21 "Enrollment Date" means the Effective Date and the first day of the first payroll period of any calendar month thereafter as of which an Employee who has met the Plan's eligibility requirements elects to commence participation in the Plan.

1.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.23 "Highly Compensated Employee" means any Employee of the Employer or an Affiliated Employer (whether or not eligible for participation in the Plan) who satisfies one or more of the following criteria:

    (a) During the current Plan Year or the preceding Plan Year, the Employee was at any time a 5% owner of the Employer or an Affiliated Employer.

    (b)  During the preceding Plan Year, the Employee received:

      (i) Section 415 Compensation in excess of $75,000 multiplied by the Adjustment Factor;

      (ii) Section 415 Compensation in excess of $50,000 multiplied by the Adjustment Factor and was among the highest 20% of Employees for that year when ranked by Section 415 Compensation paid for that year excluding, for purposes of determining the number of such Employees, such Employees as the Company may determine on a consistent basis pursuant to Section 414(q)(8) of the Code; or

      (iii) Section 415 Compensation greater than 50% of the dollar limitation on maximum benefits under Section 415(b)(1)(A) of the Code for such Plan Year and was at any time an officer of the Employer or an Affiliated Employer (subject to the limitations of Section 414(q)(5) of the Code).

    (c)  During the current Plan Year, the Employee meets the criteria under
Section 1.23(b)(i), (ii) or (iii) and is one of the 100 highest-paid Employees of the Employer or an Affiliated Employer.

    (d) A former Employee who separated from service prior to the current Plan Year and who was a 5 percent owner for either (i) the year he separated from service or (ii) any Plan Year ending on or after the date the Employee attains age 55.

    (e) Notwithstanding the foregoing, Employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section 1.23.

    (f) The Employee Benefits Committee may elect to determine the status of Highly Compensated Employees under the snapshot method described in IRS Revenue Procedure 93-42, and/or to the extent permitted under regulations, on a current calendar year basis.

    (g) For purposes of this Section 1.23, Section 415 Compensation is modified to include Savings Plus Allotments and amounts contributed on behalf of a

Participant on a salary reduction basis to a cafeteria plan described in
Section 125 of the Code.

    (h) The provisions of this Section 1.23 shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this
Section 1.23 inconsistent therewith.

1.24 "Hour of Service" means, with respect to an Employee for any applicable computation period:

    (a) Each hour for which the Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Employer;

    (b) Each hour for which the Employee is paid or entitled to payment by the Employer or an Affiliated Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or Leave of Absence, but not more than 501 hours for any single continuous period;

    (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made; and

    (d) Solely for purposes of determining whether the Employee has incurred a Break in Service under the Plan, each hour for which the Employee would normally be credited under paragraph (a) or (b) above during a period of Parental Leave but not more than 501 hours for any single continuous period. However, the number of hours credited to the Employee under this paragraph (d) during the computation period in which the Parental Leave began, when added to the hours credited to the Employee under paragraphs (a) through (c) above during that computation period, shall not exceed 501. If the number of hours credited under this paragraph (d) for the computation period in which the Parental Leave began is zero, the provisions of this paragraph (d) shall apply as though the Parental Leave began in the immediately following computation period.

No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws. Hours of Service are also not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Section 2530.200b-2(b) and (c).

1.25 "Investment Funds" means the separate funds, as authorized by the Company from time to time, in which contributions to the Plan may be invested in accordance with Article 4.

1.26 "Leased Employee" means any person (other than a person described in Section 414(n)(5) of the Code) who is not otherwise an Employee of the Employer or an Affiliated Employer and who provides services to the Employer or an Affiliated Employer (the "Recipient") if:

    (a) Such services are provided pursuant to an agreement between the Recipient and a "leasing organization";

    (b) Such person has performed such services for the Recipient (or the Recipient and the Employer or an Affiliated Employer) on a substantially full-time basis for a period of at least one year; and

    (c) Such services are of a type historically performed, in the business field of the Recipient, by Employees.

1.27 "Leave of Absence" means an absence authorized by the Company under its standard personnel practices as applied in a uniform and non-discriminatory manner to all persons similarly situated, including, without limitation, an absence for the birth, adoption or placement of a child, to care for a spouse or an immediate family member with a serious illness or for the Employee's own illness pursuant to the Family and Medical Leave Act of 1993 and its regulations.

1.28 "Matching Contributions Account" means the account into which shall be credited Company Matching Contributions made by the Employer on behalf of a Participant pursuant to Section 3.05 and assets transferred to the Plan on behalf of a Participant from his "Account" due to Company Matching Contributions under the Prior Plan, plus earnings on all of the foregoing.

1.29 "Maximum Compensation Limitation" means $150,000 per year. If for any calendar year, the cost-of-living adjustment described in the following sentence is equal to or greater than $10,000, then the Maximum Compensation Limitation (as previously adjusted hereunder) for any Plan Year beginning in any subsequent calendar year shall be increased by the amount of such cost-of-living adjustment, rounded to the next lowest multiple of $10,000. The cost-of-living adjustment shall equal the excess of (i) $150,000 increased by the adjustment made under Section 415(d) of the Code for the calendar year, except that the base period for purposes of Section 415(d)(1)(A) of the Code shall be the calendar quarter beginning October 1, 1993, over (ii) the Maximum Compensation Limitation in effect for the Plan Year beginning in the calendar year.

In determining a Participant's compensation for purposes of the Maximum Compensation Limitation, if any individual is a member of the family of a 5-percent owner or of a Highly Compensated Employee who is in the group consisting of the 10 individuals paid the greatest compensation during the year, then (i) such individual shall not be considered as a separate employee and (ii) any compensation paid to such individual (and any applicable benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the 5-percent owner or Highly Compensated Employee; provided, however, that for purposes of this Section 1.29, the term "family" shall include only the Participant's spouse and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of the foregoing family aggregation rules, the Maximum Compensation Limitation is exceeded, then the limit shall be prorated among the affected individuals in proportion to each such individual's compensation as determined prior to the application of the Maximum Compensation Limitation.

1.30 "Non-Highly Compensated Employee" means an individual who is not a Highly Compensated Employee.

1.31  "Normal Retirement Age" means the date the Employee attains age 65.

1.32 "Parental Leave" means a period in which an Employee is absent from work immediately following his or her active employment due to the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the Employee's adoption of the child, or the Employee's caring for the child for a period beginning immediately following the birth or placement for adoption. Such a leave shall be subject to verification by the Employee Benefits Committee.

1.33 "Participant" means any person included for participation in the Plan as provided in Article 2 and who continues to be entitled to benefits under the Plan.

1.34 "Plan" means the CSC Outsourcing Inc. CUTW Hourly Savings Plan as set forth in this document, or as amended from time to time.

1.35  "Plan Administrator" means the Employee Benefits Committee.

1.36  "Plan Year" means the 12-month period beginning on any January 1.

1.37  "Prior Employer" means The Southern New England Telephone Company.

1.38  "Prior Plan" means the SNET Bargaining Unit Retirement Savings Plan.

1.39 "Qualified Domestic Relations Order" means a judgment, decree, or order issued by a court of competent jurisdiction which:

    (a) Creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, former spouse, child or dependent;

    (b)  Is made pursuant to a State domestic relations law;

    (c) Does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

    (d) Otherwise meets the requirements of Section 206(d) of ERISA as determined by the Employee Benefits Committee.

1.40 "Qualified Nonelective Contributions" means contributions which may be made by the Employer in accordance with Section 3.08(d)(ii). The Qualified Nonelective Contributions shall be 100% nonforfeitable when made and shall be available for withdrawal pursuant to Section 7.03 and Article 8 only.

1.41 "Regular Savings Account" means the account into which shall be credited a Participant's Regular Savings Allotments under the Plan and assets transferred to the Plan on behalf of the Participant from his "Account" due to Regular Savings Allotments under the Prior Plan, plus earnings on all of the foregoing.

1.42 "Regular Savings Allotments" means all amounts contributed on behalf of a Participant pursuant to Section 3.02.

1.43 "Rollover Contributions" means all amounts contributed by or on behalf of a Participant (or Eligible Employee) pursuant to Section 3.06.

1.44 "Rollover Contributions Account" means the account into which shall be credited the Rollover Contributions made by or on behalf of a Participant (or Eligible Employee) under the Plan pursuant to Section 3.06, together with assets transferred to the Plan on behalf of the Participant from his "Account" due to Rollover Contributions under the Prior Plan, plus earnings on all of the foregoing.

1.45 "Savings Plus Account" means the account into which shall be credited a Participant's Savings Plus Allotments under the Plan and assets transferred to the Plan on behalf of the Participant from his "Account" due to Savings Plus Allotments under the Prior Plan, plus earnings on all of the foregoing.

1.46 "Savings Plus Allotments" means all amounts contributed on behalf of a Participant pursuant to Section 3.01.

1.47 "Section 414(s) Compensation" means Section 415 Compensation. However, upon direction of the Employee Benefits Committee, Section 414(s) Compensation for a Plan Year may be modified to exclude all or any portion of the items described in Section 1.414(s)-1(c)(3) of the Income Tax Regulations, include Savings Plus Allotments and amounts contributed on behalf of a Participant on a salary reduction basis to a cafeteria plan described in Section 125 of the Code, and/or exclude all or any portion of the items described in Section 1.414(s)-1(d)(2)(ii) of the Income Tax Regulations. Section 414(s) Compensation shall not exceed the Maximum Compensation Limitation.

1.48 "Section 415 Compensation" means wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer or an Affiliated Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding:

    (a) Company contributions to the Plan or to any other plan of deferred compensation maintained by the Employer or an Affiliated Employer;

    (b)  Amounts realized from the exercise of a non-qualified stock option;

    (c) Amounts realized when restricted stock is no longer subject to substantial risk of forfeiture;

    (d) Amounts realized from the disposition of stock acquired under a qualified stock option; and

    (e)  Other amounts that receive special tax benefits.

1.49 "Spousal Consent" means written consent given by a Participant's spouse to an election made by the Participant of a specified form of benefit or a designation by the Participant of a specified Beneficiary other than the spouse. That consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Participant's election. The requirement for spousal consent may be waived by the Employee Benefits Committee if it is established to its satisfaction that there is no spouse, or that the spouse cannot be located, or because of such other circumstances as may be established by applicable law. Spousal Consent shall be applicable only to the particular spouse who provides such consent.

1.50 "Trust" means the fund established by the Company to hold and invest the assets of the Plan.

1.51 "Trustee" means the bank, trust company or individuals selected by the Company to take custody of the assets of the Plan.

1.52  "Union" means the Connecticut Union of Telephone Workers, Inc.

1.53  "Valuation Date" means the last day of each calendar month.

1.54 "Vested Portion" means the portion of the Accounts in which the Participant has a nonforfeitable interest, as provided in Article 6.

1.55 "Year of Eligibility Service" means, with respect to an Employee, the twelve-month period beginning on the first date as of which the Employee is credited with an Hour of Service, and any anniversaries of that date, in which the Employee first completes at least 1,000 Hours of Service. For purposes of this Section 1.55, an Employee shall be credited with 45 Hours of Service for each calendar week for which the Employee completes at least one Hour of Service.


Article 2  Eligibility and Participation

2.01  Eligibility

    (a) Each Eligible Employee who is a participant in the Prior Plan on August 4, 1995, shall be a Participant in the Plan as of August 5, 1995.

    (b) Each other Eligible Employee shall be eligible to become a Participant in the Plan provided that the Eligible Employee:

      (i) Was a Participant in the Computer Sciences Corporation Matched Asset Plan; or

      (ii)  Has completed one Year of Eligibility Service.

2.02  Participation

An Employee who is eligible to become a Plan Participant in accordance with
Section 2.01 shall become a Participant as of the first Enrollment Date after the date he files with the Employer, within the time period established by the Employee Benefits Committee, an enrollment form as prescribed by the Employee Benefits Committee which shall authorize the Employer to make Savings Plus Allotments and/or Regular Savings Allotments on his behalf in accordance with
Section 3.01 or 3.02, respectively.

2.03  Reemployment of Former Employees and Former Participants

    (a) Any person reemployed by the Employer as an Eligible Employee who was previously a Participant or who was previously eligible to become a Participant, shall be immediately eligible to become a Participant in the Plan upon the filing of an enrollment form in accordance with Section 2.02.

    (b) Each other person reemployed by the Employer as an Eligible Employee shall be eligible to become a Participant in the Plan upon satisfying the requirements of Section 2.01(b) and the filing of an enrollment form in accordance with Section 2.02.

2.04  Transferred Participants

    (a) A Participant who remains in the employ of the Employer or an Affiliated Employer, but ceases to be an Eligible Employee, shall continue to be a Participant in the Plan, but shall not be eligible to make Allotments or receive allocations of Company Matching Contributions while his employment status is other than as an Eligible Employee.

    (b) An employee who transfers from a non-covered status or an Affiliated Employer and becomes an Eligible Employee shall be eligible to participate int he Plan on any Enrollment Date that coincides with or next follows (i) the date he completes a Year of Eligibility Service, or (ii) the date he becomes an Eligible Employee, whichever occurs later.

2.05  Termination of Participation

An Eligible Employee's participation in the Plan shall terminate on the date he terminates employment with the Employer and all Affiliated Employers unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when those benefits are distributed to him.

Article 3  Contributions

3.01  Savings Plus Allotments

    (a)  A Participant may elect on his application filed in accordance with
Section 2.02 to reduce his Compensation payable while he is a Participant by not less than 1% and not more than 16%, in multiples of 1%. The Participant's election shall be effective as of the first day of the first payroll period in the month, or the second month if the Participant's application is not filed within the time prescribed by the Employee Benefits Committee, following the month in which the Participant files his application with the Employer.

    (b) The amount elected by a Participant in accordance with Section 3.01(a) shall be contributed to the Plan by the Employer on behalf of the Participant as Savings Plus Allotments as of the next business day following the payroll date with respect to which such amounts are deferred. The Savings Plus Allotments shall be credited to the Participant's Savings Plus Account.

3.02  Regular Savings Allotments

    (a)  A Participant may elect on his application filed in accordance with
Section 2.02 to make after-tax Allotments under this Section 3.02 whether or not he has elected to have Savings Plus Allotments made on his behalf pursuant to Section 3.01. The amount of Regular Savings Allotments shall be at least 1% and not more than 16% of his Compensation while a Participant, in multiples of 1%; provided, however, if the Participant has made an election under
Section 3.01, the maximum percentage of Compensation which the Participant may elect to contribute under this Section 3.02 shall be equal to the excess of 16% over the percentage elected by the Participant under Section 3.01. The Participant's election shall be effective as of the first day of the first payroll period in the month, or the second month if the Participant's application is not filed within the time prescribed by the Employee Benefits Committee, following the month in which the Participant files his application with the Employer.

    (b) The Regular Savings Allotments of a Participant shall be made through payroll deductions and shall be paid to the Plan by the Employer on behalf of the Participant as of the next business day following the payroll date with respect to which such amounts are contributed. The Regular Savings Allotments shall be credited to the Participant's Regular Savings Account.

3.03  Change in Contributions

The percentage of Compensation designated as Allotments by a Participant under Sections 3.01 and 3.02 shall automatically apply to increases and decreases in the Participant's Compensation. Subject to the provisions of Sections 3.01 and 3.02, a Participant may change the percentage of his authorized Allotments no more than once every calendar month by giving such advance notice as is required by the Employee Benefits Committee. The changed percentage shall become effective as of the first day of a payroll period after the expiration of the notice period.

3.04  Suspension of Contributions

    (a) A Participant may revoke his election under Sections 3.01 and 3.02 at any time by giving advance written notice of such intent as is required by the Employee Benefits Committee. The revocation shall become effective as of the first day of the first payroll period of the month that follows receipt of the written notice.

    (b)  A Participant who has revoked his election under Sections 3.01 and
3.02 may apply to the Employer to have his Allotments resumed in accordance with Sections 3.01 and 3.02 as of the first day of any payroll period following the one month anniversary of the revocation by giving advance written notice of such intent as is required by the Employee Benefits Committee.

3.05  Company Matching Contributions

    (a) For each calendar month, the Employer shall contribute to the Plan, on behalf of each of the Participants who elected to make Allotments in an amount equal to 66 % of the first 1% to 6% of Compensation contributed by the Participant as Allotments for each such month. The Company Matching Contributions shall be credited to Participants' Matching Contributions Accounts.

    (b) Company Matching Contributions shall be made in the form of CSC Common Stock, plus cash for partial shares and shall be paid to the Plan within 10 business days of the payroll date with respect to which the Allotments are made.

3.06  Rollover Contributions

    (a) With the permission of the Employee Benefits Committee and without regard to any limitations on contributions set forth in this Article 3, the Plan may receive from a Participant, or from an Eligible Employee who is not yet a Participant, in cash, any portion of:

      (i) An "eligible rollover distribution," as defined in Section 402(f)(2)(A) of the Code, paid to the Participant (or Eligible Employee) provided that the Participant (or Eligible Employee) pays over such amount to the Trustee on or before the 60th day after the day it was received by the Participant (or Eligible Employee);

      (ii) An "eligible rollover distribution," as defined in Section 402(f)(2)(A) of the Code, paid as a direct rollover to the Trustee on behalf of the Participant (or Eligible Employee) by a qualified trust or an annuity plan described in Section 403(a) of the Code; and

      (iii) A distribution described in Section 408(d)(3)(A)(ii) of the Code (as modified by Section 408(d)(3)(D) of the Code) from a conduit individual retirement account or annuity paid to the Participant (or Eligible Employee) provided that the Participant (or Eligible Employee) pays over such amount to the Trustee on or before the 60th day after the day it was received by the Participant (or Eligible Employee).

    (b) Notwithstanding Section 3.06(a), the Plan shall not accept any amount from a Participant (or Eligible Employee) unless such amount qualifies for rollover treatment in accordance with applicable law and the Participant (or Eligible Employee) provides evidence satisfactory to the Employee Benefits Committee that such amount qualifies for rollover treatment.

    (c) Upon approval by the Employee Benefits Committee, the amount transferred to the Plan by the Participant (or Eligible Employee) shall be deposited in the Trust by the Trustee and shall be credited to the Participant's (or Eligible Employee's) Rollover Contributions Account. A Participant (or Eligible Employee) shall be 100% vested in his Rollover Contributions Account. A Participant's (or Eligible Employee's) Rollover Contributions Account shall share in allocations of income, gains and losses from the Investment Funds, but shall not share in allocations of Company Matching Contributions.

    (d) Upon a transfer described in this Section 3.06 by an Eligible Employee who is not a Participant, the Eligible Employee's Rollover Contributions Account shall represent his sole interest in the Plan until he becomes a Participant.

3.07  Section 402(g) Limitation on Savings Plus Allotments

    (a) In no event shall the Participant's reduction in Compensation, and the corresponding Savings Plus Allotments made on his behalf by the Company, in any calendar year exceed $7,000 multiplied by the Adjustment Factor.

    (b) If a Participant's Savings Plus Allotments in a calendar year reach the dollar limitation under Section 3.07(a), his election of Savings Plus Allotments for the remainder of the calendar year shall be canceled. As of the first day of the first payroll period of the following calendar year, the Participant's election of Savings Plus Allotments shall again become effective in accordance with his previous election.

    (c) If the sum of the Participant's Savings Plus Allotments and pre-tax contributions to any other defined contribution plan maintained by the Employer or an Affiliated Employer exceeds the dollar limitation described in
Section 3.07(a) for any calendar year, the Participant shall be deemed to have requested, by the first

March 1 following the end of the calendar year, a distribution of the excess ("Excess Deferrals") over such dollar limitation.

    (d) If a Participant makes pre-tax contributions under another qualified defined contribution plan, simplified employee pension plan or tax sheltered annuity maintained by an employer other than the Employer or an Affiliated Employer for any calendar year and those contributions when added to his Savings Plus Allotments under this Plan exceed the dollar limitation under
Section 3.07(a) (or, with respect to the tax-sheltered annuity, $9,500) for that calendar year, the Participant may allocate all or a portion of such Excess Deferrals to the Plan. The Participant must, however, notify the Employee Benefits Committee, in writing, by March 1 of the following calendar year, of the amount of the Excess Deferrals allocated to the Plan for such calendar year and request a distribution of such Excess Deferrals.

    (e) In the event that a Participant has requested (or is deemed to have requested) a distribution of his Excess Deferrals under the Plan, the Excess Deferrals, together with Earnings thereon, shall be distributed to the Participant no later than the April 15 following the end of the calendar year in which the Excess Deferrals were made. Notwithstanding the foregoing, the Savings Plus Allotments distributable to a Participant pursuant to this
Section 3.07 shall be reduced by the amount of any Savings Plus Allotments previously distributed to the Participant pursuant to Section 3.08.

    (f)  In the event any Savings Plus Allotments returned under this Section
3.07 were matched by Company Matching Contributions, such corresponding Company Matching Contributions, together with Earnings thereon, shall be forfeited and used to reduce future Company Matching Contributions.

3.08 Section 401(k) Limitation on Savings Plus Allotments (Actual Deferral Percentage Test)

    (a) The Actual Deferral Percentage Test: The Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the Actual Deferral Percentage for all Non-Highly Compensated Employees who are Participants or eligible to become Participants multiplied by 1.25.

    (b) The "Alternative Test": If the Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants does not meet the test described in Section 3.08(a), the following "alternative test" shall be applied: the Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the lesser of:

      (i) The Actual Deferral Percentage for all Non-Highly Compensated Employees who are Participants or eligible to become Participants plus two percentage points; or

      (ii) The Actual Deferral Percentage for all Non-Highly Compensated Employees who are Participants or eligible to become Participants multiplied by 2.0.

    (c) If the Employee Benefits Committee determines that the limitations described in this Section 3.08 have been exceeded in any Plan Year, the Employee Benefits Committee shall determine the amount of "Excess Contributions" for each Participant who is a Highly Compensated Employee in the following manner: The Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio shall be reduced to the extent necessary to meet the Actual Deferral Percentage test or to cause such Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. This process will be repeated until the Actual Deferral Percentage test is passed.

    (d) If, at the end of the Plan Year, a Participant or class of Participants has Excess Contributions (determined in accordance with Section 3.08(c)), the Employee Benefits Committee may elect, at its discretion, to pursue one or more of the following courses of action:

      (i) The Employee Benefits Committee may cause to be distributed any or all Excess Contributions, together with Earnings thereon, to the Participant. Such distribution shall be made before the close of the Plan Year following the Plan Year in which the Excess Contributions were made and, to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the Excess Contributions were made. However, any Excess Contributions for any Plan Year shall be reduced by any Savings Plus Allotments previously returned to the Participant under Section 3.07 for that Plan Year. In the event any Savings Plus Allotments returned under this Section 3.08 were matched by Company Matching Contributions, such corresponding Company Matching Contributions, together with Earnings thereon, shall be forfeited and used to reduce future Company Matching Contributions.

      (ii) The Company may make Qualified Nonelective Contributions on behalf of Participants who are Non-Highly Compensated Employees, or on behalf of a group of Participants which includes all Participants who are Non-Highly Compensated Employees, which contributions shall be (A) credited to the Savings Plus Accounts (or such separate accounts or subaccounts as the Employee Benefits Committee may deem necessary to establish) of the affected Participants and (B) included in the calculation of the Actual Deferral Ratio of the affected Participants.

    (e) The Employee Benefits Committee may implement rules limiting Savings Plus Allotments that may be made on behalf of any Participant or class of Participants so that the provisions of this Section 3.08 are satisfied.

3.09  Additional Discrimination Testing Provisions

    (a) If any Highly Compensated Employee is either (i) a 5% owner, or (ii) one of the 10 highest-paid Highly Compensated Employees, then any benefit or contribution paid to or made on behalf of any member of his "family" shall be deemed paid to or made on behalf of such Highly Compensated Employee for purposes of Section 3.08 to the extent required under regulations prescribed by the Secretary of the Treasury or his delegate under Sections 401(k) and 401(m) of the Code. The contributions required to be aggregated pursuant to the preceding sentence shall be disregarded in determining the Actual Deferral Percentage and Actual Contribution Percentage for the group of Non-Highly Compensated Employees for purposes of Section 3.08. Any return of Excess Contributions required under Section 3.08 with respect to the family group shall be made by allocating the Excess Contributions among the Highly Compensated Employee and the members of his family in proportion to the contributions made by or on behalf of each family member that is combined.
For purposes of this paragraph, the term "family" means, with respect to any Employee, such Employee's spouse, lineal ascendants and descendants, and spouses of such lineal ascendants and descendants.

    (b) If any Highly Compensated Employee is a participant of another qualified plan of the Employer or an Affiliated Employer, other than an employee stock ownership plan as described in Section 4975(e)(7) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Employee Benefits Committee shall implement rules, which shall be uniformly applicable to all Employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of Section 3.08.

3.10  Maximum Annual Additions Limitation

In accordance with the provisions of Appendix A attached hereto, the "Annual Additions" (as defined in Appendix A) to a Participant's Accounts for any Plan Year, when added to the Participant's Annual Additions for that Plan Year under any other qualified plan of the Employer or an Affiliated Employer, shall not exceed an amount which is equal to the lesser of (i) 25% of his
Section 415 Compensation for that Plan Year or (ii) $30,000 multiplied by the Adjustment Factor.

3.11  Return of Contributions

Except as provided below, at no time shall any contributions (or portions thereof) revert to the Employer prior to discharge of all liabilities under the Plan.

    (a) The Employer's contributions to the Plan are conditioned upon Section 404 of the Code. If all or part of the Employer's deductions under Section 404 of the Code for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the disallowance of the deduction.

    (b) The Employer may recover, without interest, the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

    (c) In the event that Savings Plus Allotments made under Section 3.01 are returned to the Employer in accordance with the provisions of this Section 3.11, the elections to reduce Compensation which were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Savings Plus Allotments so returned shall be distributed in cash to those Participants for whom those contributions were made.

Article 4  Investment of Contributions

4.01  Investment of Participants' Prior Plan Accounts

    (a) As of the Effective Date, a Participant may elect to allocate his "Account" under the Prior Plan among the Investment Funds in multiples of 1% by giving such advance notice as may be required by the Employee Benefits Committee.

    (b) If a Participant fails to make the election described in Section 4.01(a), his "Account" under the Prior Plan shall be invested in the Investment Fund which the Employee Benefits Committee determines to be the most conservative of the Investment Funds.

4.02  Investment of Participants' Allotments

    (a) A Participant may elect to invest his Allotments in one or more Investment Funds by delivering an election form to the Employee Benefits Committee, in accordance with rules established by the Employee Benefits Committee and in accordance with the following:

      (i)   Investment among the Investment Funds shall be in 1% increments;
and

      (ii) In the event that the Participant fails to make an investment election with respect to his Allotments, such Allotments shall be invested in the Investment Fund which the Employee Benefits Committee determines to be the most conservative of the Investment Funds.

    (b) When a Participant originally makes a Rollover Contribution, he shall generally make a separate investment election with respect to such contribution. If he fails to make such an election at the time of contribution, his Rollover Contribution shall be invested in accordance with his most recent election applicable to his Allotments or, if none, in accordance with Section 4.02(a)(ii).

4.03  Investment Changes

    (a) By delivering an election form to the Employer, in accordance with rules established by the Employee Benefits Committee, a Participant may elect, in accordance with Section 4.02, to change his election with respect to the investment of subsequent Allotments to the Plan as of the first day of the first payroll period in the month, or the second month if the Participant's election form is not filed within the time prescribed by the Employee Benefits Committee, following the month in which the Participant files his election form with the Employer.

    (b) By delivering an election form to the Employee Benefits Committee, in accordance with rules established by the Employee Benefits Committee, a Participant may elect to reallocate his Accounts (except for his Matching Contributions Account) among one or more Investment Funds in multiples of 1% effective as of the first day of the month, or the second month if the Participant's election form is not filed within the time prescribed by the Employee Benefits Committee, following the month in which the Participant files his election form with the Employer.

    (c) Notwithstanding the provisions of Section 4.04(b), a Participant may elect to reallocate his Matching Contributions Account among one or more Investment Funds in multiples of 1% effective as of the first day of the month, or the second month if the Participant's election form is not filed within the time prescribed by the Employee Benefits Committee, following the month in which the Participant files his election form with the Employer, provided that:

      (i)   He has attained age 59 1/2; or

      (ii) He has attained age 55 and has participated in the Plan and/or the Prior Plan for at least five years.

4.04  Responsibility for Investments

Each Participant is solely responsible for the selection of his investment options. The Trustee, the Employee Benefits Committee, the Company and the officers, supervisors and other employees of the Company are not empowered to advise a Participant as to the manner in which his Accounts shall be invested. The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

Article 5  Valuation of Accounts

5.01  Valuation of the Investment Funds

The Trustee shall value the Investment Funds on a monthly basis. On each Valuation Date there shall be allocated to the Accounts of each Participant his proportionate share of the increase or decrease in the fair market value of his Accounts in each of the Investment Funds, in a manner determined by the Employee Benefits Committee. Whenever an event requires a determination of the value of the Participant's Accounts, the value shall be computed as of the Valuation Date coincident with or immediately following the date of determination, subject to the provisions of Section 5.02.

5.02  Discretionary Power of the Employee Benefits Committee

The Employee Benefits Committee reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts if it feels, after due deliberation and upon the advice of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article and such new administrative procedures, those new administrative procedures shall prevail.

5.03  Statement of Accounts

Each Participant shall be furnished, at least once per year, with a statement setting forth the value of his Accounts and the Vested Portion of his Accounts.

Article 6  Vested Portion of Accounts

6.01 Savings Plus, Regular Savings, Matching Contributions and Rollover Contributions Accounts.

A Participant shall at all times be 100% vested in, and have a nonforfeitable right to his Savings Plus Account, Regular Savings Account, Matching Contributions Account and Rollover Contributions Account.

Article 7  Withdrawals While Still Employed

7.01  Procedures and Restrictions

    (a) To request a withdrawal described in Section 7.02, 7.03, or 7.04, a Participant shall give such advance written notice as may be required by the Employee Benefits Committee.

    (b) Payment of withdrawal amounts shall be made as soon as practicable after the Valuation Date next following the expiration of the notice period.

    (c) A Participant may request an unlimited number of withdrawals during a Plan Year.

    (d)  The amount of a Participant's withdrawal request must be at least
$500.

    (e) All withdrawals are payable pro rata from the investment funds (including the CSC Stock Fund) in which the Participant's Accounts are invested.

    (f) According the Participant's election, withdrawals under Section 7.02 or 7.03, shall be payable either in cash or, to the extent invested in the CSC Stock Fund, a combination of CSC Common Stock and cash. Withdrawals under
Section 7.04 shall be payable in cash only.

7.02  Regular Withdrawals

A Participant may elect at any time to withdraw all or a part of the Vested Portion of his Accounts attributable to the following sources in the following order:

    (a)  Regular Savings Account; then

    (b)  Rollover Contributions Account; then

    (c) Provided that the Participant has participated in the Plan and/or the Prior Plan for at least five years, Matching Contributions Account.

In the event the Participant makes a withdrawal in accordance with this
Section 7.02, the Participant's Allotments shall be suspended for a period of three months. Following a period of suspension, a Participant's Allotments shall automatically resume as of the first day of the first payroll period following such suspension period and shall be based on the Participant's election in effect immediately prior to the withdrawal request.

7.03  Age 59 1/2 Withdrawals

If the Participant has attained at least age 59 1/2, he may elect at any time withdraw all or a part of the vested portion of his Accounts in the following order:

    (a)  Regular Savings Account; then

    (b)  Rollover Contributions Account; then

    (c)  Matching Contributions Account; then

    (d)  Savings Plus Account.

7.04  Hardship Withdrawals

    (a)  A Participant who can demonstrate compliance with the requirements of
Section 7.04(b) may elect to withdraw all or a part of the Vested Portion of his Accounts in the following order:

      (i)   Regular Savings Account; then

      (ii)  Rollover Contributions Account; then

      (iii) Matching Contributions Account; then

      (iv)  Savings Plus Account and net earnings through December 31, 1988.

    (b) A Participant may request a hardship withdrawal of the amounts described in Section 7.04(a) provided that the Participant complies with the following:

      (i) He has an immediate and heavy financial need as determined by the Employee Benefits Committee, and requests withdrawal from his Accounts of no more than is necessary to satisfy such need.

      (ii) The distribution is necessary to satisfy the Participant's immediate and heavy financial need (including taxes and penalties reasonably anticipated from the distribution). To meet this requirement, the Participant shall submit to the Employer a signed statement indicating that he does not have other resources reasonably available to satisfy the need (and the Employer may reasonably rely on such signed representation). The following must not be available to the Participant in order for this condition to be satisfied:

        (A)  Reimbursement or compensation through insurance or otherwise;

        (B) Other assets of the Participant available for liquidation, provided that the liquidation of such assets would not itself cause an immediate and heavy financial need;

        (C) Continuation of Allotments under the Plan (such contributions must be discontinued if necessary to meet the need);

        (D) Distributions or nontaxable loans from any qualified plan or the opportunity to borrow from commercial sources on reasonable commercial terms; or

        (E) Assets of the Participant's spouse or minor children which are reasonably available to the Participant to meet the immediate and heavy financial need.

7.05  Participant Loans

    (a) A Participant who is an Eligible Employee may borrow, subject to the provisions of this Section 7.05 and the loan rules that are considered to be part of the Plan, an amount from the Plan, which when added to the outstanding balance of all other loans to the Participant from the Plan and all other qualified plans maintained by the Employer or an Affiliated Employer, does not exceed the lesser of:

      (i) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Participant from the Plan and all other qualified plans maintained by the Employer or an Affiliated Employer during the one-year period ending on the day before the new loan is granted, over (B) the outstanding balance of such loans to the Participant on the day the new loan is granted; or

      (ii) 50% of the Participant's Vested Portion of his Accounts determined as of the Valuation Date coincident with or immediately preceding the day before the new loan is granted.

    (b) A Participant's loan shall be in $100.00 increments and shall not be for less than $500.

    (c) A Participant may have up to three loans outstanding at any time as follows:

      (i)   Up to two general purpose loans, and

      (ii) Up to one residential loan used for the purchase of the Participant's primary residence.

    (d) In addition to such rules and regulations as the Employee Benefits Committee may adopt, all loans shall comply with the following additional requirements:

      (i) The Participant shall make an application for a loan in writing to the Employer In making its determination with respect to granting the loan, the Employer shall look only to the adequacy of the Vested Portion of the Participant's Accounts.

      (ii) Each loan shall be evidenced by a promissory note payable to the Plan.

      (iii) Each loan shall be secured by the balance in the Participant's Accounts.

      (iv) The interest rate to be charged on loans shall be determined at the time of the loan application and shall be one percent above the prime rate as reported in the Wall Street Journal for the last business day of the calendar month preceding the calendar quarter end preceding the month in which the loan is granted.

      (v) The period of repayment for any loan shall be arrived at by mutual agreement between the Employer and the Participant, but that period shall not be for the less than 3 years and shall not exceed (i) 15 years in the case of a loan used in conjunction with the purchase of the principal residence of the Participant, or (ii) 4 years in the case of any other loan.

      (vi) Each loan shall require substantially level amortization over the term of the loan, with payments to be made as of each payroll period.

      (vii) For active Participants, payments of principal and interest shall be made by payroll deduction. For all other Participants, payments of principal and interest shall be made by check or money order.

      (viii) A loan may be prepaid in full as of any date without penalty.

    (e) The amount of the loan shall be transferred pro rata from the Investment Funds in which the Participant's Accounts are invested to a special "Loan Fund" established for the Participant under the Plan. After distribution of the loan proceeds to the Participant, the Loan Fund shall consist solely of the promissory note securing the Participant's loan. All principal and interest loan repayments made by the Participant shall be invested in the Investment Funds then designated by the Participant in accordance with Section 4.02. The investment gain or loss of the Loan Fund (including any gain or loss attributable to repayments or default) shall not be included in the calculation or allocation of the increase or decrease in the fair market value of the other assets of the Plan. The entire gain or loss of the Loan Fund shall be allocated to the Accounts of the Participant.

    (f) All loans shall become due and payable as of (i) the Valuation Date coinciding with or immediately following the date the Participant ceases to be an Employee, or (ii) the date the Plan is terminated.

    (g) All loans shall be treated as in default and shall become immediately due and payable if the Participant's repayment is more than 90 days delinquent. In such event, the Plan may execute upon its security interest in the Participant's Accounts under the Plan to satisfy the debt. The Plan shall not, however, levy against any portion of the Participant's Accounts until such time as a distribution of such Accounts could otherwise be made under the terms of the Code and applicable regulations.

    (h) The Plan Administrator shall adopt, and amend from time to time, any additional rules or restrictions that the Employee Benefits Committee deems necessary to implement and administer the loan program. All such rules and restrictions shall be in writing and shall be communicated to Participants. Such documentation is incorporated by reference.

Article 8  Distribution of Accounts Upon Termination Of Employment

8.01  Eligibility

Upon a Participant's termination of employment the Vested Portion of his Accounts, as determined under Article 6, shall be distributed as provided in this Article.

8.02  Amount of Distribution

Upon his termination, a Participant shall be entitled to the Vested Portion of his Accounts determined as of the Valuation Date coincident with or immediately following his date of termination. However, if distribution is deferred in accordance with Section 8.06, the

Participant or Beneficiary, as applicable, shall receive the Vested Portion of the Participant's Accounts determined as of such later Valuation Date immediately preceding distribution.

8.03  Form of Distribution

    (a) Distribution of the Vested Portion of a Participant's Accounts shall be made in the form of a lump sum payment.

    (b) Notwithstanding Section 8.03(a), if a Participant terminates employment with his Employer due to Disability or after he is eligible for an immediate retirement benefit under the CSC Outsourcing Inc. CUTW Hourly Retirement Plan and the value of the Vested Portion of the Participant's Accounts exceeds $3,500, the Participant may request that the Vested Portion of his Accounts be distributed in one of the following forms of payment:

      (i)   A single lump sum payment;

      (ii) Annual installment payments not to exceed the life expectancy of the Participant; however, at any time the Participant may request that the balance in his Accounts be paid in a single lump sum payment; or

      (iii) A joint and survivor annuity in accordance with Section 8.04.

    (c) In the event the Participant elects a distribution in accordance with either Section 8.03(b)(i) or 8.03(b)(ii), he may elect to receive the portion of his Accounts invested in the CSC Stock Fund in whole shares of CSC Stock (with the value of any fractional share and uninvested cash paid in cash).

8.04  Election of Annuity Form of Distribution

If a Participant elects, in accordance with Section 8.03, to receive a distribution of the Vested Portion of his Accounts in the form of a joint and survivor annuity, the provisions of this Section 8.04 shall apply.

    (a) Unless a married Participant elects otherwise, the Vested Portion of his Accounts shall be payable in the form of a qualified joint and 50% survivor annuity. Such annuity shall provide a monthly pension for the life of both the Participant and the spouse of the Participant. If the Participant dies first, the monthly pension payable to the Participant's spouse shall be equal to 50% of the monthly pension payable to the Participant.

    (b) Unless an unmarried Participant elects otherwise, the Vested Portion of his Accounts shall be payable in the form of a single life annuity.

    (c) The Employer shall furnish to each Participant (or Beneficiary) no less than 30 days and no more than 90 days before the Participant's annuity commencement date, a written explanation in nontechnical language of the terms and conditions of the annuity provided under this Section 8.04, the financial effect upon the Participant (or Beneficiary) of making an election under this
Section 8.04 to receive an annuity in lieu of a single lump sum payment, the requirement for Spousal Consent (where applicable), and the right of the Participant (or Beneficiary) to make and to revoke an election of an annuity form of benefit. An election of an annuity form of benefit shall be made on a form provided by the Employer, and may be made after the information described in this Section 8.04(d) is furnished to the Participant (or Beneficiary) and during the 90-day election period preceding the Participant's (or Beneficiary's) annuity commencement date.

    (d) An election of an annuity form of benefit may be revoked on a form provided by the Employer, and subsequent elections and revocations may be made at any time and from time to time during the applicable election period. An election of an annuity form of benefit shall be effective on the Participant's (or Beneficiary's) annuity commencement date. A revocation of any election shall be effective when the completed form is filed with the Employer. If a Participant who has elected an annuity form of benefit dies before the date the election becomes effective, the election shall be revoked.

    (e) If a Participant elects an annuity form of benefit, the Employer shall direct the Trustee to provide the annuity form of benefit by purchasing a single premium annuity contract from an insurance company. Such annuity contract may either be held by the Trustee as owner or as a non-transferable annuity contract which may be distributed to the Participant, his surviving spouse or Beneficiary in complete satisfaction of the benefits above provided and in full discharge of all liability of the Employer and Trustee hereunder.

8.05  Method of Payment for Eligible Rollover Distributions

    (a) Notwithstanding any provision of the Plan to the contrary, if a Distributee is entitled to receive an Eligible Rollover Distribution which exceeds $200, the Distributee may elect, at the time and in the manner prescribed by the Employee Benefits Committee, and in accordance with this
Section 8.05, to have his Eligible Rollover Distribution paid in accordance with one of the following methods:

      (i) All of the Eligible Rollover distribution shall be paid directly to the Distributee;

      (ii) All of the Eligible Rollover Distribution shall be paid as a Direct Rollover to the Eligible Retirement Plan designated by the Distributee; or

      (iii) The portion of the Eligible Rollover Distribution designated by the Participant, which portion shall be at least $500, shall be paid as a Direct Rollover to the Eligible Retirement Plan designated by the Distributee and the balance of the Eligible Rollover Distribution shall be paid directly to the Distributee.

    (b) No less than 30 days and no more than 90 days prior to the Distributee's Plan benefit commencement date, the Employer shall provide the Distributee with an election form and a notice that satisfies the requirements of Section 1.411(a)-11(c) of the Income Tax Regulations and Section 402(f) of the Code. In the event the Distributee does not return the signed election form by his Plan benefit commencement date, he shall be deemed to have elected the method of payment described in Section 8.05(a)(i).

    (c) Notwithstanding the provisions of Section 8.05(b), distributions paid in accordance with Section 8.05(a) may commence less than 30 days after the material described in Section 8.05(b) is given to the Distributee provided that:

      (i) The Distributee is notified that he has the right to a period of at least 30 days after receipt of the material to consider whether or not to elect a distribution; and

      (ii) After receipt of such notification, he affirmatively elects to receive a distribution.

    (d)  The following definitions apply to the terms used in this Section
8.05:

      (i) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

        (A) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more;

        (B) Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

        (C) The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

        (D) Any other type of distribution that the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an Eligible Rollover Distribution pursuant to Section 402(c) of the Code.

      (ii) "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

      (iii) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the "alternate payee," as defined in Section 414(p)(8) of the Code, pursuant to a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

      (iv) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

8.06  Timing of Distribution

    (a) In the event that the value of the Vested Portion of the Participant's Accounts does not exceed $3,500 as of the Valuation Date coincident with or immediately following the Participant's termination of employment, distribution or commencement of distribution of the Vested Portion of the Participant's Accounts shall be made as soon as administratively practicable following the Participant's termination of employment.

    (b) In the event that the value of the Vested Portion of the Participant's Accounts is more than $3,500 as of the Valuation Date coincident with or immediately following the Participant's termination of employment, payment of his distribution shall automatically be delayed to the date that the Participant attains Normal Retirement Age. Notwithstanding the foregoing, a Participant may, in accordance with such procedures as the Employee Benefits Committee prescribes, elect to have the distribution of the Vested Portion of his Accounts made or commence as of any Valuation Date coincident with or following his termination of employment and coincident with or before the date that the Participant attains Normal Retirement Age.

    (c) Upon the Participant's death prior to commencement of benefits, his Beneficiary may elect to commence distribution as soon as administratively feasible after any

Valuation Date that next follows the Participant's date of death but in no event later than either Section 8.06(c)(i) or 8.06(c)(ii):

      (i) If the Beneficiary is not the Participant's spouse, the December 31 of the calendar year following the calendar year in which the Participant dies; or

      (ii) If the Beneficiary is the Participant's spouse, the later of the December 31 of the calendar year in which the Participant would have attained age 70 1/2 or the December 31 following the calendar year in which the Participant dies.

Notwithstanding the foregoing, in the event the Participant has no surviving spouse and no designated Beneficiary, distribution of the Participant's Accounts must be made on or before the December 31 of the fifth full calendar year following the Participant's death.

    (d)  (i)   Notwithstanding any provision of the Plan to the contrary, unless the Participant elects otherwise, in no event can distribution of the Vested Portion of a Participant's Accounts occur later than 60 days after the close of the Plan Year in which occurs the later of (i) the Participant's termination of employment, or (ii) the 65th anniversary of the Participant's birth.

      (ii) In no event shall distribution of a Participant's Accounts begin later than the April 1 following the calendar year in which he attains age seventy and one-half (70-1/2). If, however, the Participant attains age seventy and one-half (70-1/2) prior to January 1, 1988, and does not at any time after he attains age sixty-six and one-half (66-1/2) own a five percent (5%) or more interest in the Employer or an Affiliated Employer, the Participant may delay distribution of his benefits until his actual retirement.

    (e) Notwithstanding any provision of the Plan to the contrary, all Plan distributions shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

8.07  Status of Accounts Pending Distribution

In the event that distribution of the Vested Portion of a Participant's Accounts are delayed in accordance with Section 8.06, such Accounts shall be invested in the Investment Funds last designated by the Participant in accordance with Section 4.02 or 4.03. A Participant, or Beneficiary in the event of the Participant's death, may elect to reallocate the Participant's Accounts among the Investment Funds, in multiples of 1%, in accordance with
Section 4.03(b).

Article 9.  Administration of the Plan

9.01  Appointment of Employee Benefits Committee

The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in the Employee Benefits Committee appointed by the Board of Directors to serve at the pleasure of the Company. The Employee Benefits Committee shall be composed of at least 3 members. Any person appointed a member of the Employee Benefits Committee shall signify his acceptance by filing written acceptance with the Company. Any member of the Employee Benefits Committee may resign by delivering his written resignation to the Company.

9.02  Duties of Employee Benefits Committee

The members of the Employee Benefits Committee (i) shall elect a chairperson from their number and a secretary who may be, but need not be, one of the members of the Employee Benefits Committee; (ii) may appoint from their number such subcommittees with such powers as they shall determine; (iii) may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; (iv) may retain counsel, employ agents and provide for such clerical, accounting, actuarial and consulting services as they may require in carrying out the provisions of the Plan; and (v) may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustee under the trust instrument adopted for use in implementing the Plan, as they, in their sole discretion, shall decide.

9.03  Meetings

The Employee Benefits Committee shall hold meetings upon such notice, at such place or places, and at such time or times as the members of the Employee Benefits Committee may from time to time determine.

9.04  Action of Majority

Any act which the Plan authorizes or requires of the Employee Benefits Committee shall be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Employee Benefits Committee and shall have the same effect for all purposes as if assented to by all members of the Employee Benefits Committee at the time in office.

9.05  Compensation and Bonding

No member of the Employee Benefits Committee shall receive any compensation from the Plan for his services as such. The Company shall purchase such bonds as may be required under ERISA.

9.06  Establishment of Rules

Subject to the limitations of the Plan, the Employee Benefits Committee shall prescribe such forms, make such rules, regulations, interpretations and computations, and shall take such other action to administer the Plan, as it may deem appropriate. In administering the Plan, the Employee Benefits Committee shall act in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

9.07  Manner of Administering

The Employee Benefits Committee shall have the sole and complete discretion to interpret and administer the terms of the Plan and to determine eligibility for benefits and the amount of any such benefits pursuant to the terms of the Plan, and in so doing the Employee Benefits Committee may correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan, and such actions shall be binding and conclusive on all persons.

9.08  Prudent Conduct

The members of the Employee Benefits Committee shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in a similar situation.

9.09  Service In More Than One Fiduciary Capacity

Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

9.10  Limitation of Liability

The Employer, the members of the Board of Directors, the members of the Employee Benefits Committee, and any officer, employee or agent of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act, or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

9.11  Indemnification

The members of the Employee Benefits Committee, members of the Board of Directors, officers, employees and agents of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for willful and intentional actions or failures to act. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Employer.

9.12  Expenses of Administration

All expenses that arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any enrolled actuary, counsel, accountant, specialist, or other person who has been retained by the Employee Benefits Committee in connection with the administration thereof, shall be paid from the Trust to the extent not paid by the Employer.

9.13  Claims and Review Procedures

    (a) Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Employee Benefits Committee in writing. An application for benefits shall be submitted on the prescribed form and shall be signed by the applicant.

    (b) In the event that an application for benefits is denied in whole or in part, the Employee Benefits Committee shall notify the applicant in writing of the denial and of the right to review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice shall be given to the applicant within a reasonable period of time (not more than 90 days) after the Employee Benefits Committee receives the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than 180 days after the Employee Benefits Committee receives the application.

    (c) An applicant whose application for benefits was denied in whole or part, or the applicant's duly authorized representative, may appeal the denial by submitting to the Employee Benefits Committee a request for a review of the application within 60 days after receiving written notice of the denial from the Employee Benefits Committee. The Employee Benefits Committee shall give the applicant or his representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing and addressed to the Employee Benefits Committee. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant deems pertinent. The Employee Benefits Committee may require the applicant to submit such additional facts, documents or other materials as it may deem necessary or appropriate in making its review.

    (d) The Employee Benefits Committee shall act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than 120 days after the Employee Benefits Committee receives the request for a review. The Employee Benefits Committee shall give prompt written notice of its decision to the applicant. In the event that the Employee Benefits Committee confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

    (e) No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with paragraph (a), (ii) has been notified by the Employee Benefits Committee that the application is denied, (iii) has filed a written request for a review of the application in accordance with paragraph (c) and (iv) has been notified in writing that the Employee Benefits Committee has affirmed the denial of the application; provided, however, that legal action may be brought after the Employee Benefits Committee has failed to take any action on the claim within the time prescribed by paragraphs (b) and (d) above.

Article 10.  Management of Funds

10.01  The Trustee

All the funds of the Plan shall be held in the Trust by a Trustee appointed from time to time by the Company under a trust instrument adopted, or as amended, by the Company for use in providing the benefits of the Plan and paying its expenses not paid directly by an Employer. No Employer shall have any liability for the payment of benefits under the Plan nor for the administration of the Trust held by the Trustee.

10.02  Exclusive Benefit Rule

Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, and paying Plan expenses not otherwise paid by the Employer, before the satisfaction of all liabilities with respect to them. No person shall have any interest in or right to any part of the earnings of the Trust, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

10.03  Appointment of Investment Manager

The Company, in its sole discretion, shall determine the investment policy for the Plan. However, the Company may, in its sole discretion, appoint one or more Investment Managers to manage the assets of the Plan (including the power to acquire and dispose of all or part of such assets) as the Company shall designate. In that event, the authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that Investment Manager.

Article 11.  Amendment, Merger and Termination

11.01  Amendment of the Plan

The Company, by action of its Board of Directors, may at any time and from time to time, and retroactively if deemed necessary or appropriate, amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No amendment shall be made which has the effect of decreasing the Accrued Pension of any Participant or of reducing the nonforfeitable percentage of the Accrued Pension of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective. No amendment shall be made which affects the rights, duties or responsibilities of the Trustee unless the Trustee provides written consent to such amendment.

11.02  Merger or Consolidation

The Company may, in its sole discretion, merge this Plan with another qualified plan, subject to any applicable legal requirements. However, the Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

11.03  Termination of the Plan

The Company, by action of its Board of Directors, may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Company contributions to the Plan, the rights of affected Participants to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Participant's Accounts shall be distributed, as the Employee Benefits Committee shall direct, to the Participant or for the Participant's benefit or held in trust for the Participant's benefit.

Article 12.  General Provisions

12.01  Nonalienation; Qualified Domestic Relations Orders

    (a) Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any Qualified Domestic Relations Order.

    (b) An immediate lump sum payment, which is the Actuarial Equivalent of the series of payments provided for in a Qualified Domestic Relations Order, shall be made in lieu of the series of payments if the value of the lump sum payment is $3,500 or less.

12.02  Conditions of Employment Not Affected by Plan

The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the right of the Employer (which right is hereby reserved) to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant of the Plan.

12.03  Facility of Payment

    (a) If the Employee Benefits Committee finds that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident, the Employee Benefits Committee may direct that any benefit due him, unless a claim has been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

    (b) If the Employee Benefits Committee finds that a Participant or other person entitled to a benefit is a minor, the Employee Benefits Committee may direct that any benefit due him, unless a claim has been made for the benefit by a duly appointed legal representative, be paid in the following order of preference: (i) to the minor's custodial parent(s); (ii) if no custodial parent of the minor is then living, to a custodian selected by the Employee Benefits Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides; (iii) if the Employee Benefits Committee decides not to select a custodian pursuant to subparagraph
(ii), to the duly appointed and currently acting guardian of the estate of the minor; or (iv) if no guardian of the estate of the minor is duly appointed or currently acting within 60 days of the date the amount becomes payable, to the court having jurisdiction over the estate of the minor.

12.04  Information

    (a) Each Participant, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Employer the information that it shall require to establish his rights and benefits under the Plan.

    (b) If a Participant in his application for retirement income, or in response to any request by the Employer or Employee Benefits Committee for information, makes any statement which is erroneous or omits any material fact or fails before receiving his first payment to correct any information that he previously incorrectly furnished to the Employer or the Employee Benefits Committee for its records, the amount of his Pension shall be adjusted on the basis of the current facts, and the amount of any overpayment or underpayment made to the Participant shall be deducted from, or added to, his next succeeding payments as the Employee Benefits Committee shall direct.

12.05  Proof of Death and Right of Beneficiary or Other Person

The Employer may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Employee Benefits Committee may deem proper, and its determination of death and of the right of that Beneficiary or other person to receive payment shall be conclusive.

12.06  Failure to Locate Recipient

In the event that the Employee Benefits Committee is unable to locate a Participant or Beneficiary who is entitled to payment under the Plan within 5 years from the date such payment was to have been made, the amount to which such Participant or Beneficiary was entitled shall be declared a forfeiture and shall be used to reduce future Employer contributions to the Plan. If the Participant or Beneficiary is later located, the benefit which was previously forfeited hereunder shall be restored by means of an additional Employer contribution to the Plan, if necessary.

12.07  Action by the Board of Directors

Any action required or permitted to be taken by the Board of Directors under the Plan shall be by resolution adopted by the Board of Directors at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting. The Board of Directors may, in its discretion, appoint the Executive Committee or another Committee to take those actions on its behalf which are the responsibility of the Board of Directors in accordance with the terms of the Plan.

12.08  Construction

    (a) The Plan shall be construed, regulated and administered pursuant to the laws of the State of California, except where ERISA controls.

    (b) If any provision of this instrument is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

    (c) The use of the masculine pronoun in this Plan shall include the feminine pronoun wherever appropriate, and vice versa.

    (d) The use of the singular form of a word in this Plan shall include the plural form wherever appropriate, and vice versa.

    (e) The titles and headings of the Articles and Sections in this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

                             Execution of the Plan

CSC Outsourcing, Inc. CUTW Hourly Savings Plan is hereby executed this 2nd day of February, 1996.


                                    /s/ HAYWARD D. FISK
                                    (Signature)


                                    Vice President
                                    (Title)

Appendix A.  Maximum Annual Additions Limitation

Section 3.10 of the Plan shall be construed in accordance with this Appendix
A. Unless the context clearly requires otherwise, words and phrases used in this Appendix A shall have the same meanings that are assigned to them under the Plan.

The Plan Year shall be considered a "limitation year" for purposes of this Appendix A and Section 415 of the Code.

A.01  Definitions

The following words and phrases, when used in this Appendix A with an initial capital letter, shall have the following meanings, unless the context clearly indicates otherwise:

"Annual Additions" on behalf of a Participant under the Plan or any other qualified plan maintained by the Employer or an Affiliated Employer for the Plan Year shall not include loan repayments by the Participant or contributions to the Participant's Rollover Contributions Account but shall include:

    (a) The total contributions, including Savings Plus Allotments and Company Matching Contributions, made on behalf of the Participant by the Employer and all Affiliated Employers under this Plan or any other qualified Defined Contribution Plan;

    (b) With respect to limitation years beginning before 1987, the lesser of the part of the Participant's contributions in excess of 6% of his Section 415 Compensation or one-half of his total contributions to the Plan or any other qualified Defined Contribution Plan maintained by the Employer or an Affiliated Employer;

    (c) With respect to Limitation Years beginning after 1986, all of the Participant's contributions to this Plan or any other qualified Defined Contribution Plan maintained by the Employer or an Affiliated Employer;

    (d) Forfeitures, if applicable, that have been allocated to the Participant's Accounts under this Plan or his accounts under any other qualified Defined Contribution Plan maintained by the Employer or an Affiliated Employer;

    (e) Voluntary or mandatory contributions made by the Participant under the CSC Outsourcing Inc. CUTW Hourly Savings Plan or another qualified Defined Benefit Plan maintained by the Employer or an Affiliated Employer; and

    (f) Contributions made on behalf of the Participant to an "individual medical benefit account" under a pension or annuity plan maintained by the Employer or an Affiliated Employer, as described, and to the extent required, under Section 415(l) of the Code.

"Defined Benefit Plan" means any qualified pension plan which is not a Defined Contribution Plan; however, in the case of a Defined Benefit Plan which provides a benefit which is based partly on the balance of the separate account of a participant, that plan shall be treated as a Defined Contribution Plan to the extent benefits are based on the separate account of a participant and as a Defined Benefit Plan with respect to the remaining portion of the benefits under the plan.

"Defined Benefit Plan Fraction" for any limitation year is a fraction -

    (a) The numerator of which is the projected annual benefit of the Participant (determined as of the close of the limitation year) under all Defined Benefit Plans maintained by the Employer or an Affiliated Employer; and

    (b)  The denominator of which is the lesser of (i) or (ii) below:

      (i) The product of 1.25 multiplied by the defined benefit plan dollar limitation under Section 415(b)(1)(A) of the Code (multiplied by the Adjustment Factor) in effect for such limitation year; or

      (ii) The product of 1.4 multiplied by an amount that is 100% of the Participant's average Section 415 Compensation for the three consecutive years in which his Section 415 Compensation was the highest.

"Defined Contribution Plan" means any qualified pension plan which provides for an individual account for each participant and for benefits based solely upon the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to that participant's accounts, subject to the limitations described in the definition of "Defined Benefit Plan" above.

"Defined Contribution Plan Fraction" for any limitation year is a fraction --

    (a) The numerator of which is the sum of the Annual Additions made by the Employer or an Affiliated Employer on behalf of the Participant for such limitation year and all prior limitation years; and

    (b) The denominator of which is the sum of the lesser of (i) or (ii) below determined for such limitation year and for each prior year of service with the Employer or an Affiliated Employer:

      (i) The product of 1.25 multiplied by the defined contribution plan dollar limitation under Section 415(c)(1)(A) of the Code (multiplied by the Adjustment Factor); or

      (ii) The product of 1.4 multiplied by an amount equal to 25% of the Participant's Section 415 Compensation for such year.

At the direction of the Employee Benefits Committee, the portion of the denominator of that fraction with respect to limitation years ending before 1983 shall be computed as the denominator for the limitation year ending in 1982, as determined under the law as then in effect, multiplied by a fraction the numerator of which is the lesser of:

        (A)  $51,875; or

        (B) 1.4 multiplied by 25% of the Participant's Section 415 Compensation for the limitation year ending in 1981;

and the denominator of which is the lesser of:

        (A)  $41,500; or

        (B) 25% of the Participant's Section 415 Compensation for that limitation year.

A.02  Maximum Annual Additions Limitation

If the Annual Additions to a Participant's Accounts for any Plan Year would otherwise exceed the limitation set forth in Section 3.10, the excess Annual Additions to such Participant's Accounts for such Plan Year shall be reduced in the following order:

      (i) The Participant's unmatched Regular Savings Allotments shall be reduced to the extent necessary. The amount of the reduction, together with any earnings on the contributions to be returned, shall be returned to the Participant.

      (ii) Next, the Participant's unmatched Savings Plus Allotments shall be reduced to the extent necessary. The amount of the reduction, together with any earnings on the contributions to be returned, shall be returned to the Participant.

      (iii) Next, the Participant's matched Regular Savings Allotments and corresponding Company Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant's matched Regular Savings Allotments, together with any earnings on the contributions to be returned, shall be returned to the Participant and the amount attributable to the Company Matching Contributions shall be applied to reduce subsequent Company Matching Contributions.

      (iv) Next, the Participant's matched Savings Plus Allotments and corresponding Company Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant's matched Savings Plus Allotments, together with any earnings on the contributions to be returned, shall be returned to the Participant and the amount attributable to the Company Matching Contributions shall be applied to reduce subsequent Company Matching Contributions.

A.03  Participant in a Defined Benefit Plan

    (a) If a Participant under this Plan has at any time participated in a Defined Benefit Plan maintained by the Employer or an Affiliated Employer, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0.

    (b) In the event the sum of a Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction exceeds 1.0, his benefits under, and contributions to, all plans shall be accomplished by first reducing the benefits otherwise payable to the Participant under the CSC Outsourcing Inc. CUTW Hourly Retirement Plan or any other Defined Benefit Plan in which the Participant participates (in the manner and priority set forth in such plans), and second by reducing the contributions made on behalf of the Participant to the Plan or any other Defined Contribution Plans in which the Participant participates in such priority as shall be determined by the Employee Benefits Committee for the Plan and the administrators of such other plans. The necessary reductions may, however, be made in a different manner and priority pursuant to the agreement of the Employee Benefits Committee for the Plan and the administrators of all other plans in which the Participant participates.

                                  Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement relating to the CSC Outsourcing, Inc. CUTW Hourly Savings Plan of Computer Sciences Corporation on Form S-8 of our report dated May 26, 1995, appearing in the Annual Report on Form 10-K of Computer Sciences Corporation for the fiscal year ended March 31, 1995, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


/s/DELOITTE & TOUCHE LLP

Los Angeles, California
February 6, 1996